WATERS EMPLOYEE INVESTMENT PLAN



                              Amended and Restated

                            Effective October 1, 1996
                       except as otherwise provided herein

                                TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS......................................................1


ARTICLE 2 - PARTICIPATION...................................................14

      2.1   PARTICIPATION REQUIREMENTS......................................14
      2.2   ELECTIONS REQUIRED..............................................14
      2.3   PARTICIPATION UPON REEMPLOYMENT.................................14
      2.4   CESSATION OF PARTICIPATION......................................15
      2.5   PARTICIPATION OF TRANSFERRED EMPLOYEES..........................15

ARTICLE 3 - PARTICIPANT CONTRIBUTIONS.......................................17

      3.1   PARTICIPANT CONTRIBUTIONS.......................................17
      3.2   INCREASE OR DECREASE IN RATE OF CONTRIBUTIONS...................17
      3.3   SUSPENSION AND RESUMPTION OF CONTRIBUTIONS......................17
      3.4   ROLLOVER CONTRIBUTIONS AND TRANSFERRED AMOUNTS..................18
      3.5   MAXIMUM AMOUNT OF SALARY DEFERRAL...............................19

ARTICLE 4 - EMPLOYER CONTRIBUTIONS..........................................22

      4.1   EMPLOYER MATCHING CONTRIBUTIONS.................................22
      4.2   PAYMENT OF EMPLOYER MATCHING CONTRIBUTIONS......................22
      4.3   EMPLOYER MATCHING CONTRIBUTIONS NOT CONDITIONED ON PROFITS......22

ARTICLE 5 - INVESTMENT PROVISIONS AND PARTICIPANT ACCOUNTS..................23

      5.1   INVESTMENT FUNDS................................................23
      5.2   INVESTMENTS IN COMPANY SHARES...................................23
      5.3   INVESTMENT ELECTION.............................................24
      5.4   CHANGE IN INVESTMENT ELECTION...................................24
      5.5   TRANSFER AMONG FUNDS............................................24
      5.6   RESPONSIBILITY OF PARTICIPANT IN SELECTING INVESTMENT FUNDS.....25
      5.7   ESTABLISHMENT OF PARTICIPANT ACCOUNTS...........................25
      5.8   VALUATION OF PARTICIPANTS' ACCOUNTS.............................26
      5.9   CORRECTION OF ERROR.............................................26
      5.10  ALLOCATION SHALL NOT VEST TITLE.................................26
      5.11  VOTING OF COMPANY SHARES........................................26
      5.12  PAYMENT OF COMPANY SHARES.......................................27
      5.13  RULE 16b-3......................................................27


                                       (i)

ARTICLE 6 - VESTING.........................................................28

      6.1   VESTING.........................................................28
      6.2   FORFEITURES.....................................................28
      6.3   MICROMASS EMPLOYEES.............................................28

ARTICLE 7 - WITHDRAWALS AND LOANS DURING EMPLOYMENT.........................29

      7.1   DISCRETIONARY WITHDRAWALS.......................................29
      7.2   HARDSHIP WITHDRAWALS............................................29
      7.3   RESTORATION OF WITHDRAWALS......................................31
      7.4   LOANS...........................................................31
      7.5   LOAN CONDITIONS.................................................32
      7.6   APPLICATION OF LOAN TO ACCOUNT BALANCES.........................34
      7.7   DISCRETION......................................................35

ARTICLE 8 - DISTRIBUTIONS...................................................36

      8.1   DISTRIBUTION AMOUNT.............................................36
      8.2   DISTRIBUTION ON RETIREMENT, DISABILITY, OR OTHER
            TERMINATION OF SERVICE..........................................36
      8.3   DISTRIBUTION ON DEATH...........................................37
      8.4   QUALIFIED DOMESTIC RELATIONS ORDERS.............................39
      8.5   NOTICE TO PAYEES................................................42
      8.6   INVESTMENT OF DEFERRED DISTRIBUTIONS............................42
      8.7   DESIGNATION OF BENEFICIARY......................................42
      8.8   PROOF OF DEATH..................................................43
      8.9   LOAN AS A DISTRIBUTION..........................................43
      8.10  BENEFITS PAYABLE ONLY FROM TRUST FUND...........................43
      8.11  GENERAL DISTRIBUTION REQUIREMENTS...............................43
      8.12  DIRECT ROLLOVER DISTRIBUTIONS...................................44

ARTICLE 9 - ADMINISTRATION OF THE PLAN......................................46

      9.1   THE COMMITTEES..................................................46
      9.2   ORGANIZATION OF THE COMMITTEES..................................46
      9.3   POWERS, DUTIES, AND RESPONSIBILITIES OF THE COMMITTEES..........46
      9.4   RECORDS OF THE COMMITTEES.......................................48
      9.5   PROCEDURE FOR CLAIMING BENEFITS UNDER THE PLAN..................48
      9.6   UNCLAIMED BENEFITS..............................................49
      9.7   DISTRIBUTION TO MINORS AND INCAPACITATED PAYEES.................49
      9.8   EXPENSES........................................................50
      9.9   INVESTMENT MANAGER..............................................50
      9.10  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY..............50


                                      (ii)

      9.11  INDEMNIFICATION.................................................51
      9.12  FIDUCIARY INSURANCE.............................................51
      9.13  RELIANCE ON STATEMENTS OF PARTICIPANTS AND BENEFICIARIES........51
      9.14  DISCHARGE OF LIABILITY..........................................52

ARTICLE 10 - ADMINISTRATION OF THE TRUST....................................53

      10.1  TRUST AGREEMENT.................................................53
      10.2  EXCLUSIVE BENEFIT OF PARTICIPANTS...............................53
      10.3  RETURN OF CONTRIBUTIONS.........................................53

ARTICLE 11 - AMENDMENT, TERMINATION OR MERGER OF THE PLAN...................54

      11.1  RIGHT TO AMEND..................................................54
      11.2  RIGHT TO TERMINATE..............................................54
      11.3  TERMINATION OF TRUST............................................54
      11.4  DISCONTINUANCE OF CONTRIBUTIONS.................................55
      11.5  MERGER OF PLANS.................................................55

ARTICLE 12 - GENERAL PROVISIONS.............................................56

      12.1  FILINGS WITH THE EMPLOYEE BENEFITS ADMINISTRATION COMMITTEE.....56
      12.2  STATEMENTS OF ACCOUNTS..........................................56
      12.3  NONALIENABILITY OF BENEFITS.....................................56
      12.4  NO CONTRACT OF EMPLOYMENT.......................................56
      12.5  LIMITATIONS ON CONTRIBUTIONS....................................57
      12.6  NONDISCRIMINATION LIMITATIONS ON PARTICIPANT
            CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS...............61
      12.7  TOP HEAVY PROVISIONS............................................69
      12.8  PARTICIPATING EMPLOYERS.........................................74
      12.9  GOVERNING LAW...................................................74



                                      (iii)

                                  INTRODUCTION

Waters Corporation adopted the Waters Employee Investment Plan (the "Plan") effective August 19, 1994. The purpose of the Plan is to facilitate systematic savings by Eligible Employees and to provide Eligible Employees with funds for their retirement or possible earlier needs. The Plan is hereby amended by Waters Technologies Corporation (the "Sponsoring Employer") effective October 1, 1996, except as otherwise provided herein, to reflect current laws and regulations and to specify current procedures for the Plan. The Plan was also amended to merge the Micromass, Inc. 401(k) into the Plan effective January 1, 1998. The Sponsoring Employer intends that the Plan and Trust be recognized as a qualified profit sharing plan under Sections 401(a) and 501(a) of the Internal Revenue Code and that the cash or deferral arrangement forming part of the Plan qualify under Section 401(k) of the Internal Revenue Code.





                                      (iv)

                            ARTICLE 1 - DEFINITIONS

1.1   "AFFILIATED   EMPLOYER"  means  any  of  the  following  (other  than  the
      Employer):

      (a) Any corporation which is a member of a controlled group of corporations which includes an Employer, determined under the provisions of Section 414(b) of the Code;

      (b) Any trade or business which is under common control (as defined in Section 414(c) of the Code) with the Employer;

      (c) Any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and

      (d) Any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

      A corporation, trade or business or member of an affiliated service group shall be treated as an Affiliated Employer only while it is a member of the controlled group.

1.2 "AFTER-TAX CONTRIBUTION" means a contribution to the Trust Fund which was made by certain Participants and included in the Participant's gross income for federal income tax purposes for the year in which such contribution was made.

1.3 "ALTERNATE PAYEE" means any spouse, former spouse, child, or other dependent of a Participant recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the Participant's nonforfeitable benefits under the Plan. For purposes of Section 8.12, the term "Alternate Payee" excludes a child or other dependent of the Participant.

1.4 "BEFORE-TAX CONTRIBUTION" means a contribution to the Trust Fund which is made on behalf of certain Participants as specified in Section 3.1 pursuant to a Salary Deferral Agreement and which is not included in the Participant's gross income for Federal income tax purposes for the year in which such contribution was made.

1.5 "BENEFICIARY" means any person or persons (including a trust established for the benefit of such person or persons) designated by a Participant or by the terms of the Plan as provided in Section 8.7, who is or who may become entitled to receive benefits from the Plan. Any person who is an Alternate Payee shall be considered a Beneficiary for purposes of the Plan.

1.6 "BENEFIT COMMENCEMENT DATE" means the first Valuation Date as of which an amount is paid in accordance with the provisions of Article 8.

1.7   "BOARD" means the Board of Directors of the Sponsoring Employer.

1.8 "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

1.9 "COMMITTEE" means one or both of the Committees appointed by the Board as set forth in Section 9.1 whichever shall be applicable.

1.10  "COMPANY SHARES" means the common stock of Waters Corporation.

1.11 "COMPENSATION" means, in the case of each Employee, all compensation paid in the Plan Year to the Employee by the Employer for services rendered, as reported on the Employee's Federal Income Tax Withholding Statement (Form W-2), including salary; commissions; unused vacation pay; shift differentials; short term disability pay; lump-sum cash payments of merit pay increases; overtime pay; Senior Level Profit Share Plan and Profit Share Plan on or after January 1, 1997; effective January 1, 1996, management incentive bonuses; and effective January 1, 1997, bonuses paid under the Performance Bonus Plan; but excluding, for purposes of Section 3.1, any severance pay or termination pay, moving expenses, tuition reimbursement, bonuses not specifically included, and any other forms of extraordinary earnings or the value thereof.

      Compensation also includes contributions made on behalf of an Employee by the Employer pursuant to a Salary Deferral Agreement and/or a salary reduction agreement pursuant to a cafeteria plan established under Section 125 of the Code.

      In no event shall a Participant's Compensation taken into account under the Plan for any Plan Year exceed $150,000 or such other amount as the Secretary of the Treasury may determine for such Plan Year in accordance with Section 401 (a)(17) of the Code. Any change in the dollar amount set forth above as adjusted by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code shall apply only to Compensation taken into account for Plan Years beginning with the Plan Year in which such change is effective.

      For Plan Years prior to January 1, 1997, in determining the Compensation of a Participant for purposes of this dollar limitation, the rules of
      Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of such year. If, as a result of applying such rules, the dollar limitation is exceeded, the limitation shall be prorated among the affected family members in proportion to each such individual's Compensation, as determined under this Section, before application of the dollar limitation.

      Compensation shall not include any amounts paid or payable to an Eligible Employee for services rendered prior to the date the Eligible Employee becomes a Participant. Compensation for an Eligible Employee's first Plan Year of participation shall be equal to the Employee's actual compensation for the period commencing on the Employee's Entry Date and ending on the last day of the Plan Year. In the event the Employee's actual compensation for such period is unavailable, Compensation shall be equal to the Employee's annual compensation for such Plan Year, prorated for the period during which the Employee was a Participant during the Plan Year.

1.12 "COMPENSATION DEFERRAL LIMIT" for any Plan Year means the maximum percentage (determined in accordance with the provisions of Section 12.7) of an Employee's Compensation which may be contributed to the Plan pursuant to a Salary Deferral Agreement. The EBAC shall establish the Compensation Deferral Agreement for each Plan Year for the purpose of meeting the nondiscrimination tests of Sections 401(k) and 401(m) of the Code, and shall apply the limit to such Employees as is necessary to assure compliance with such tests.

1.13 "CONTRIBUTION PERCENTAGE LIMIT" for any Plan Year means the maximum percentage (determined in accordance with the provisions of Section 12.6) of Employer Matching Contributions which may be contributed to the Plan under Section 401(m) of the Code. The EBAC shall establish the Contribution Percentage Limit for each Plan Year for the purpose of meeting the nondiscrimination tests of Section 401(m) of the Code, and shall apply the limit to such Employees as is necessary to assure compliance with such tests.

1.14 "DETERMINATION YEAR" means the Plan Year that is being tested for purposes of determining if an Employee is a Highly Compensated Employee.

1.15  "DISABILITY" or "DISABLED" as applied to any Participant means that:

      (a) The Participant is wholly and permanently prevented from engaging in any regular occupation or employment for wages or profit as a result of bodily injury or disease, either occupational or nonoccupational in origin; and

      (b) The Participant is entitled to receive a Social Security disability award, or long term disability benefits under a plan sponsored by the Employer.

      "Disability" or "Disabled" does not mean, however, any incapacity which was contracted, suffered, or incurred while the Participant was engaged in, or resulted from the Participant having engaged in, a felonious enterprise, or which resulted from the Participant's habitual drunkenness or addiction to narcotics, a self-inflicted injury, or service in the armed forces of any country.

      The Employer shall have the right to require the Participant to submit reasonable proof of such Disability. Such proof may include a requirement that the Participant submit to a medical examination from time to time by a qualified physician or physicians selected by the Employer. Medical examinations shall not be required more frequently than semi-annually.

1.16 "EBAC" means the Employee Benefits Administration Committee appointed by the Board as set forth in Section 9.1.

1.17 "EBIC" means the Employee Benefits Investment Committee appointed by the Board as set forth in Section 9.1.

1.18 "EFFECTIVE DATE" means August 19, 1994 except that this amended and restated Plan shall be effective October 1, 1996.

1.19 "ELIGIBLE EMPLOYEE" means any person who is an Employee of the Employer, excluding, however:

      (a) Any Employee who is a member of a unit of employees covered by a collective bargaining agreement to which the Employer is a party and which does not specifically provide for the coverage of such employees under the Plan;

      (b) Any Employee who is a nonresident alien receiving no earned income from sources within the United States";

      (c) Any director of the Employer not otherwise so employed, or any person who is compensated by special fees pursuant to a special contract or arrangement;

      (d) Any Employee who is a leased employee (within the meaning of Section 414(n)(2) of the Code);

      (e)   Any Employee who is a seasonal or temporary worker; or

      (f) Any other Employee in a specified plant, operating unit, or job classification of the Employer as determined by the Employer in its sole discretion, provided that any such determination shall not prevent the Plan from qualifying under Sections 401(a)(4), 401(a)(26), or 410(b) of the Code.

1.20 "EMPLOYEE" means any person employed by the Employer or an Affiliated Employer.

1.21  "EMPLOYER"  means  Waters  Technologies   Corporation  as  the  Sponsoring
      Employer, and any Participating Employer, and any successor which shall maintain this Plan.

1.22 "EMPLOYER MATCHING CONTRIBUTIONS" means the total matching contributions made by the Employer on behalf of a Participant in accordance with Section 4.1.

1.23 "EMPLOYMENT COMMENCEMENT DATE" means the date on which an Employee is first credited with an Hour of Service for the Employer or an Affiliated Employer, disregarding, however, hours of service credited for employment with an Affiliated Employer prior to the date on which such employer became an Affiliated Employer.

1.24 "ENTRY DATE" means the first day of each payroll period as determined under Section 2.1, or such other date as determined under Section 2.5(a) for a transferred Employee.

1.25 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

1.26 "FISCAL YEAR" means the accounting period for Federal income tax purposes, which is the period of twelve consecutive months commencing on January 1 of each year and ending on the following December 31.

1.27 "FIVE PERCENT OWNER" means an Employee who owns more than five percent of the value of the outstanding stock of the Employer or stock possessing more than five percent of the total outstanding combined voting power of all stock of the Employer. An Employee shall be considered to own stocks that such Employee is deemed to own under Section 318 of the Code but substituting "5%" for "50%" in Section 318(a)(2)(C).

1.28  "HIGHLY COMPENSATED EMPLOYEE" means, with respect to Plan Years:

      (a) beginning prior to January 1, 1997, any Employee who performs services for the Employer or an Affiliated Employer during the Determination Year and who, during the calendar year:

            (i)   Was a Five Percent Owner at any time during such year;

            (ii) Received compensation from the Employer or an Affiliated Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code);

            (iii) Received  compensation  from  the  Employer  or an  Affiliated
                  Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was among the top 20% of Employees when ranked on the basis of compensation paid during the Look-Back Year, excluding however, Employees who:

                  (1)   have less than six months of eligibility service;

                  (2)   are under age 21;

                  (3)   ordinarily work not more than six months per year;

                  (4)   ordinarily work less than 17-1/2 hours per week;

                  (5) are included in a unit of Employees covered by a collective bargaining agreement if 90% or more of the Employer's Employees are covered by collective bargaining agreements and the Plan covers only those Employees who are not covered by such agreements; or

            (iv) Was an officer of the Employer or an Affiliated Employer and received compensation during the Look-Back Year of more than 50% of the dollar limitation in effect under Section
                  415(b)(1)(A) of the Code. No more than 50 Employees (or, if fewer, the greater of 3 Employees or 10% of the

                  Employees) shall be treated as officers. If no officer has satisfied this requirement during the Look-Back Year, the highest paid officer for that year shall be treated as a Highly Compensated Employee.

      Any Employee who during the Determination Year is either a Five Percent Owner at any time during such year, or who (a) satisfies the requirements in paragraphs (ii), (iii), or (iv) above, or if no officer satisfies the requirements of paragraph (iv) for that year, the highest paid officer for that year, and (b) is among the top 100 Employees ranked by compensation for the Determination Year shall be treated as a Highly Compensated Employee.

      The term Highly Compensated Employee shall also include any former Highly Compensated Employee who terminated employment with the Employer or an Affiliated Employer prior to the Determination Year, performs no services for the Employer or an Affiliated Employer during the Determination Year, and was a Highly Compensated Employee in either his or her year of termination of employment or in any Determination Year ending on or after his or her attainment of age 55.

      If an Employee is, during a Determination Year or Look-Back Year, a member of the "family" (within the meaning of Section 414(q)(6)(B) of the Code) of a Five Percent Owner or of one of the ten most Highly Compensated Employees when ranked on the basis of compensation paid during such year, then such individual shall not be treated as a separate Employee and any compensation received by such individual and any contribution or benefit of such individual shall be aggregated with the compensation and contribution or benefit of the Five Percent Owner or Highly Compensated Employee.

      For purposes of determining an Employee's compensation under this Section, compensation shall mean the Employee's Section 415 Compensation (as defined in Section 13.5(b)), but including any amounts contributed on behalf of the Employee by an Employer or Affiliated Employer pursuant to a salary deferral agreement under this Plan (or any other cash or deferred arrangement described in Section 401(k) of the Code) or a salary reduction agreement pursuant to a cafeteria plan established under Section 125 of the Code, or toward the purchase of an annuity described in Section 403(b) of the Code.

      (b)   beginning on or after January 1, 1997, any employee who:

            (i) was a Five Percent Owner at any time during current or the immediately preceding Plan Year, or

            (ii) for the immediately preceding Plan Year, had compensation from the Employer in excess of $80,000, as adjusted pursuant to
                  Section 415 of the Code;

      For purposes of this definitional Section, "compensation" means compensation as defined in Section 414(s) of the Code but including salary reduction amounts excluded from income under Sections 125, 402(a)(8) and 402(h)(1)(B) of the Code.

1.29  "HOUR OF SERVICE" means:

      (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Employer during the Plan Year.

      (b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment by the Employer or an Affiliated Employer, on account of a period of time during which no duties are performed for the Employer or an Affiliated Employer (irrespective of whether the employment relationship has terminated) due to and in accordance with procedures regarding vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.

      Notwithstanding the preceding sentence,

            (i) No more than 501 Hours of Service will be credited to an Employee pursuant to the provisions of this paragraph (b) on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs during a single Plan Year).

            (ii) No Hours of Service will be credited to an Employee for a period during which no duties are performed if payment to the Employee was made or due under a plan maintained solely for the purpose of complying with workers' compensation, unemployment compensation or disability insurance laws.

            (iii) No Hours of  Service  will be  credited  for a  payment  which solely reimburses an Employee for medical or medically related expenses incurred by the Employee or his or her dependents.

      (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, but the same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Hours credited under this paragraph (c) shall be credited to the Plan Year in which the award or agreement pertains, rather than to the Plan Year in which the award, agreement or payment is made.

      (d) Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits, and services credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

      The determination of Hours of Service shall be in accordance with the rules set forth in Department of Labor Regulations Section 2530.200b-2(a) through (c) which are incorporated herein by this reference.

1.30  "INVESTMENT MANAGER" means any person, firm, or corporation who:

      (a) is a registered investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company;

      (b)   has the power to manage, acquire, or dispose of Plan assets; and

      (c)   acknowledges in writing a fiduciary responsibility to the Plan.

1.31 "LEAVE OF ABSENCE" means an absence granted in writing by the Employer or an Affiliated Employer in accordance with the employer's personnel policies or as required by law, uniformly applied to all employees, including, but not limited to, absences for reasons of health, education, jury duty, or service in the armed forces of the United States.

1.32  "LIMITATION YEAR" means the calendar year.

1.33  "LOAN FUND" means the fund to be invested in loans to Participants.

1.34 "LOOK-BACK YEAR" means the period of twelve consecutive months immediately preceding the Determination Year. In determining the identity of a Highly Compensated Employee, however, the Committee may elect that the Look-Back Year shall be the calendar year ending with or within the Determination Year.

1.35 "MILLIPORE PLAN" means the Millipore Corporation Employees' Participation and Savings Plan, as in effect on August 18, 1994.

1.36 "MICROMASS PLAN" means the Micromass, Inc. 401(k) Plan, as in effect on December 31, 1997.

1.37 "NONHIGHLY COMPENSATED EMPLOYEE" means an Employee who is not a Highly Compensated Employee.

1.38 "NORMAL RETIREMENT DATE" means the date on which the Employee shall have attained age 65.

1.39 "PARTICIPANT" means any Eligible Employee who participates in the Plan in accordance with the provisions of Article 2. An Eligible Employee shall cease to be a Participant in the Plan in accordance with the provisions of
      Section 2.4.

1.40 "PARTICIPATING EMPLOYER" means any Affiliated Employer that has adopted this Plan with the approval of the Sponsoring Employer.

1.41  "PERIOD OF SERVICE" or "SERVICE" means, the aggregate of the following:

      (a) The period beginning on the Employee's Employment Commencement Date (or Reemployment Commencement Date) and ending on the Employee's Severance from Service Date;

      (b) If an Employee performs an Hour of Service within twelve months of a Severance from Service Date on account of his or her resignation, retirement, or discharge, the period from such Severance from Service Date to such Hour of Service;

      (c) In the case of an Employee who leaves employment with the Employer or an Affiliated Employer to enter service with the armed forces of the United States, the period of such military service, provided the individual resumes employment with the Employer or Affiliated Employer within the period during which his or her reemployment rights are protected by applicable law; and

      (d) Notwithstanding the foregoing, in the case of an individual who transfers directly to a position with the Employer in which he or she is an Eligible Employee, from employment with Millipore Corporation, or any of its subsidiaries, including any individuals who are returning from a leave of absence and who were receiving
            payments  under  a  workers'   compensation  plan  or  a  long  term
            disability plan, without any intervening employment, the period beginning on the date such individual was first credited with an Hour of Service for Millipore Corporation, or any of its
            subsidiaries, if the Employer, Millipore Corporation, or the applicable subsidiary and the individual have so agreed in writing.

      (e) An Employee's Service shall include the years of eligibility service he or she had accumulated under the Prior Plan on August 18, 1994, in accordance with the provisions of the Prior Plan on such date if
            (i) the individual was an Employee on August 18, 1994, or (ii) the individual becomes an Employee before the earlier of August 18, 1999 or the fifth anniversary of the date he or she terminated employment from Millipore Corporation. In no event will an Employee duplicate service credit for any period of employment.

      (f)   Notwithstanding   any  provision  of  this  Plan  to  the  contrary,
            contributions and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

      (g) An Employee's Service shall include the years of eligibility service he or she had accumulated under the Micromass Plan on December 31, 1997, in accordance with the provisions of the Micromass Plan on such date if the individual was an Employee on December 31, 1997.

1.42 "PLAN" means Waters Employee Investment Plan as set forth herein, and as may be amended from time to time.

1.43 "PLAN YEAR" means the twelve consecutive months commencing on January 1 of each year and ending on the following December 31. The Plan's first Plan Year is a short Plan Year which begins on August 19, 1994 and ends on December 31, 1994.

1.44 "QUALIFIED DOMESTIC RELATIONS ORDER" means a domestic relations order which meets the requirements of Section 414(p) of the Code, as determined by the EBAC.

1.45 "REEMPLOYMENT COMMENCEMENT DATE" means the date on which an Employee is first credited with an Hour of Service for the Employer or an Affiliated Employer following a Severance from Service Date.

1.46 "RETIREMENT DATE" means the Participant's Normal Retirement Date or any actual date of retirement.

1.47 "ROLLOVER CONTRIBUTION" means a rollover of a distribution from a qualified plan or conduit individual retirement account to this Plan, provided the distribution is:

      (a)   received   from  a   qualified   plan  as  an   "eligible   rollover
            distribution" (within the meaning of Section 402(c)(4) of the Code);

      (b)   eligible for a tax-free rollover to a qualified plan; and

      (c) either rolled over within 60 days following the date the Eligible Employee received the distribution, or paid to the Plan as a "direct rollover" (within the meaning of Section 401(a)(31) of the Code).

      A Rollover Contribution may not include amounts attributable to voluntary deductible employee contributions.

1.48 "SALARY DEFERRAL AGREEMENT" means an agreement in the form prescribed by the Committee in which an Eligible Employee agrees to reduce his or her Compensation paid and to have the amount of such reduction contributed by the Employer to the Trust Fund on behalf of the Eligible Employee pursuant to Section 401(k) of the Code. An Eligible Employee may enter into a new Salary Deferral Agreement from time to time pursuant to Article 3.

1.49  "SEVERANCE FROM SERVICE DATE" means the earlier of:

      (a) The date on which an Employee ceases to be employed by the Employer or an Affiliated Employer because he or she resigns, retires, is discharged or dies.

      (b) The first anniversary of the date on which an Employee remains absent from service (with or without pay) with an Employer or an Affiliated Employer for any reason other than resignation, retirement, discharge or death, such as Disability, taking a Leave of Absence under the Family and Medical Leave Act, layoff, or, subject to paragraph (c) below, a Leave of Absence.

      (c) The date on which a Leave of Absence began if the Employee fails to return to active employment upon the expiration of such leave (or, in the case of military leave, during the period his or her reemployment rights are protected by applicable law), unless such failure is the result of retirement, Disability, or death.

1.50  "SPONSORING  EMPLOYER"  means  Waters  Technologies   Corporation  or  its
      successor or successors.

1.51 "SPOUSE" means the person, if any, to whom the Participant is lawfully married at the date of his or her death or at his or her Benefit Commencement Date, whichever is earlier, provided, however, that a former spouse will be treated as the Participant's Spouse to the extent provided under a Qualified Domestic Relations Order.

1.52 "TOTAL ACCOUNT" means the total amounts held under the Plan for a Participant, consisting of the following accounts:

      (a) "BASIC BEFORE-TAX CONTRIBUTION ACCOUNT" - The portion of the Participant's Total Account consisting of Basic Before-Tax Contributions made in accordance with Section 3.1(a), basic before-tax contributions (including any investment earnings) which were contributed to the Millipore Plan and which were transferred to the Plan on or about August 19, 1994, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such account.

      (b)   "BASIC  AFTER-TAX   CONTRIBUTION  ACCOUNT"  -  The  portion  of  the
            Participant's Total Account consisting of Basic After-Tax Contributions made plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such account.

      (c) "SUPPLEMENTAL BEFORE-TAX CONTRIBUTION ACCOUNT" - The portion of the Participant's Total Account consisting of Supplemental Before-Tax Contributions made in accordance with Section 3.1(b), Supplemental before-tax contributions (including any investment earnings) which were contributed to the Millipore Plan and which were transferred to the Plan on or about August 19, 1994, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such account.

      (d) "SUPPLEMENTAL AFTER-TAX CONTRIBUTION ACCOUNT" - The portion of the Participant's Total Account consisting of Supplemental After-Tax Contributions (including any investment earnings) which were contributed to the Millipore Plan and which were transferred to the Plan on or about August 19, 1994, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such account.

      (e) "EMPLOYER MATCHING CONTRIBUTION ACCOUNT" - The portion of the Participant's Total Account consisting of Employer Matching Contributions made in accordance with Section 4.1, and employer matching contributions (including any investment earnings) which were contributed to the Millipore Plan and which were transferred to the Plan on or about August 19, 1994, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such account.

      (f) "PARTICIPATION PLAN ACCOUNT" - The portion of the Participant's Total Account consisting of profit sharing contributions (including any investment earnings) which were contributed to the Millipore Plan and which were transferred to the Plan on or about August 19, 1994, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such account.

      (g) "ROLLOVER ACCOUNT" - The portion of the Participant's Total Account consisting of any Rollover Contributions made on behalf of the Participant in accordance with Section 3.4, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such account.

      (h) "QUALIFIED MATCHING CONTRIBUTION ACCOUNT" - The portion of the Participant's Total Account consisting of Qualified Matching Contributions made in accordance with Section 12.6, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such account.

      (i) "QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT" - The portion of the Participant's Total Account consisting of Qualified Nonelective Contributions made in accordance with Section 12.6, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such account.

      (j) "MICROMASS EMPLOYEE PRE-TAX ACCOUNT" - The portion of the Participant's Total Account consisting of pre-tax contributions the Participant made under the Micromass Plan on or before December 31, 1997, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such account.

      (k) "MICROMASS COMPANY MATCHING ACCOUNT" - The portion of the Participant's Total Account consisting of matching contributions made for the Participant under the Micromass Plan on or before December 31, 1997, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such account.

      (l) "MICROMASS ROLLOVER CONTRIBUTION ACCOUNT" - The portion of the Participant's Total Account consisting of any rollover contributions made on behalf of the Participant on or before December 31, 1997 under the Micromass Plan, plus (or minus) any investment earnings (or losses) on such contributions, less any distributions from such account.

1.53 "TRANSFERRED AMOUNT" means an amount of cash which is transferred directly from a qualified plan and trust described in Section 401(a) of the Code and, if applicable, Section 401(k) of the Code, which constitutes all or a portion of an Eligible Employee's entire interest in such trust and which is not subject to the qualified joint and survivor annuity requirements of
      Section 401(a)(11) and 417 of the Code. A Transferred Amount shall not include balances attributable to voluntary deductible employee contributions, qualified matching contributions, or qualified nonelective contributions.

1.54 "TRUSTEE" means the Trustee or Trustees appointed by the Sponsoring Employer to administer the Trust Fund in accordance with Article 10.

1.55 "TRUST FUND" means the trust established to hold and invest the assets of the Plan.

1.56 "VALUATION DATE" means at least the last day of every month on which the New York Stock Exchange is open for trading, or such other date or dates as the Committee deems appropriate.

1.57 "YEAR OF ELIGIBILITY SERVICE" is completed when an Eligible Employee is credited with a one-year Period of Service.

                           ARTICLE 2 - PARTICIPATION

2.1   PARTICIPATION REQUIREMENTS

      (a) Any individual who is an Eligible Employee as of the Effective Date shall become a Participant on the Effective Date.

      (b) Except as provided in paragraph (c) below, any individual who becomes an Eligible Employee after the Effective Date shall become a Participant on the first Entry Date coincident with or next following the date on which he or she has completed a thirty-day period of Service by making elections pursuant to Section 2.2.

      (c) Any individual who, after the Effective Date, transfers from Millipore Corporation, or any subsidiary thereof, shall become a Participant on the first Entry Date on or after the date on which he or she becomes an Eligible Employee by making elections pursuant to
            Section 2.2.

      (d) In the event that an individual who was not classified as an Employee or a common-law employee is legally reclassified as an Employee or a common-law employee of the Employer, such Employee shall only be considered to be an Employee at the time of such reclassification, or if later, at the time such individual is initially treated as an Employee or common-law employee on the payroll of the Employer.


2.2   ELECTIONS REQUIRED

      An Eligible Employee shall become a Participant by making elections in the manner prescribed by the EBAC. Any elections made pursuant to Section 4.1 shall become effective beginning with the first paycheck received by the Eligible Employee on or after the Entry Date after the date the Eligible Employee files his or her elections, as administratively feasible. A Participant's elections made pursuant to Section 3.1 shall remain in effect (subject to the contribution limitations under Sections 3.5, 12.5, and 12.6) while the Participant is an Eligible Employee or until such time as he or she files a new election with the recordkeeper appointed by the Employer.


2.3   PARTICIPATION UPON REEMPLOYMENT

      (a) If an Eligible Employee has a Severance from Service Date after he or she has one year or more of Service and he or she is subsequently reemployed as an Eligible Employee, he or she may resume making contributions or having contributions made on his or her behalf to the Plan as of his or her Reemployment Commencement Date, by elections pursuant to Section 2.2.

      (b) If an Eligible Employee has a Severance from Service Date before he or she has a year of Service, and he or she is subsequently reemployed as an Eligible Employee with a Reemployment Commencement Date that is less than or equal to a year from the Severance from Service Date, he or she may resume making contributions or having contributions made on his or her behalf to the Plan after completing a thirty day period of Service. For purposes of this paragraph, Service prior to the Severance from Service Date shall be counted when calculating the 30 day Service requirement.

      (c) If an Eligible Employee has a Severance from Service Date before he or she has a year of Service, and he or she is subsequently reemployed as an Eligible Employee with a Reemployment Commencement date that is more than a year from the Severance from Service Date, he or she will become a Participant on the Entry Date coinciding with or next following the Reemployment Commencement Date, and all Service prior to the Employee's Severance from Service Date shall not be counted when calculating this Service.


2.4   CESSATION OF PARTICIPATION

      A Participant's participation in the Plan shall continue until the later of:

      (a)   The Participant's Severance from Service Date, or

      (b)   Such   time  as  all   nonforfeitable   amounts   credited   to  the
            Participant's Total Account shall have been distributed in full in accordance with the terms of the Plan.


2.5   PARTICIPATION OF TRANSFERRED EMPLOYEES

      (a) If an Employee transfers to a position in which he or she is an Eligible Employee from employment with the Employer or an Affiliated Employer in which he or she was not an Eligible Employee, including any individuals who are returning from a leave of absence and who were receiving payments under a workers' compensation plan or a long term disability plan, the transferred Employee may participate in the Plan on the later of (1) the date of such transfer or (2) the first day of the first payroll period, as administratively feasible, on which he or she would have first become a Participant under
            Section 2.1 had his or her service before the date of such transfer been service as an Eligible Employee, by making elections pursuant to Section 2.2.

      (b) If an Employee transfers to a position with the Employer or an Affiliated Employer in which he or she is no longer an Eligible Employee, Before-Tax Contributions and Employer Matching Contributions shall cease to be made by or on behalf of the Participant for Periods of Service rendered on or after the Participant's date of transfer. The Participant's Total Account will continue to share in the investment experience of the Trust Fund as long as a balance remains in the Plan.

            If such Employee returns to a position in which he or she is again an Eligible Employee, he or she may resume making contributions or having contributions made on his or her behalf under the Plan as of the date of transfer by making elections pursuant to Section 2.2.

      (c) If a Participant transfers among Employers participating in the Plan and remains an Eligible Employee, such Participant's rights under the Plan shall not be affected, and the Participant's participation in the Plan shall continue without interruption.

      (d) An Employee's Years of Eligibility Service shall include the years of eligibility service he or she had accumulated under the Prior Plan on August 18, 1994, in accordance with the provisions of the Prior Plan on such date if (i) the individual was an Employee on August 18, 1994 or (ii) the individual becomes an Employee before the earlier of August 18, 1999 or the fifth anniversary of the date he or she terminated employment from Millipore Corporation. In no event will an Employee receive duplicate service credit for any period of employment.

                     ARTICLE 3 - PARTICIPANT CONTRIBUTIONS

3.1   PARTICIPANT CONTRIBUTIONS

      Each Eligible Employee may, upon becoming eligible to participate in the Plan, elect to have a contribution made on his or her behalf to the Trust Fund at the rate of 1% to 15% of Compensation. Effective June 1, 1998, the Contribution rate will increase to a maximum of 20% of Compensation. The rate of contribution will be in increments of 1%. Such election shall be in the form of a payroll deduction authorization and/or a Salary Deferral Agreement, and shall be subject to the Compensation Deferral Limit and/or Contribution Percentage Limit, if any, applicable to such Participant as established by the EBAC from time to time for purposes of meeting the nondiscrimination tests of Section 401(k) of the Code and, the nondiscrimination tests of Section 401(m) of the Code. Contributions made in accordance with this Section 3.1 shall also be subject to the maximum limits in effect under Sections 3.5, 12.5, and 12.6.

      Such   Participant's   contributions   may  consist  of  Basic  Before-Tax
      Contributions and Supplemental Before-Tax Contributions, as described below:

      (a) BASIC BEFORE-TAX CONTRIBUTIONS - The first 6% of Compensation for a payroll period which is contributed on the Participant's behalf under a Salary Deferral Agreement shall be known as the Participant's Basic Before-Tax Contributions and shall be contributed to the Participant's Basic Before-Tax Contribution Account.

      (b) SUPPLEMENTAL BEFORE-TAX CONTRIBUTIONS - Contributions made on the Participant's behalf under a Salary Deferral Agreement in excess of 6% of Compensation for a payroll period shall be known as the Participant's Supplemental Before-Tax Contributions and shall be contributed to the Participant's Supplemental Before-Tax Contribution Account.


3.2   INCREASE OR DECREASE IN RATE OF CONTRIBUTIONS

      (a) A Participant may elect to change the rate of his or her Before-Tax Contributions, which shall be effective by the next payroll period after the recordkeeper designated by the Employer is notified, as administratively feasible, or at such other time as specified by the Committee.

      (b) A Participant's change in his or her rate of Before-Tax Contributions shall be subject to the contribution limitations in effect under Sections 3.5, 12.5, and 12.6 at the time the change is made.


3.3   SUSPENSION AND RESUMPTION OF CONTRIBUTIONS

      (a) A Participant may elect to suspend or resume his or her Before-Tax Contributions at any time, effective as of the first day of the next succeeding payroll period after the recordkeeper is notified, as administratively feasible.

      (b)   A Participant may not make up suspended Before-Tax Contributions.

      (c) During a period of suspension, the Participant's Total Account will continue to share in the investment experience of the Trust Fund, and the Participant will remain entitled to those benefits and rights under the Plan not conditioned on Before-Tax Contributions and the right to make an in-service withdrawal or receive a Plan loan.

      (d) Participants must reinitiate payroll deductions following a suspension through application to the recordkeeper designated by the Employer. A Participant's election to resume making Before-Tax Contributions shall remain in effect while the Participant is an Eligible Employee or until such time as he or she files a new election. Any election to resume making Before-Tax Contributions shall be subject to the contribution limitations in effect under Sections 3.5, 12.5, and 12.6.


3.4   ROLLOVER CONTRIBUTIONS AND TRANSFERRED AMOUNTS

      (a) ROLLOVERS - An Eligible Employee may file a written request with the EBAC to accept his or her Rollover Contribution provided that such Rollover Contribution constitutes a distribution from a qualified 401(k) plan or a conduit individual retirement account. Any such request shall state the amount of the Rollover Contribution and include a statement that such contribution constitutes a Rollover Contribution.

            The EBAC shall determine, in accordance with a uniform and nondiscriminatory policy, whether or not such contribution shall be accepted, and may require the Eligible Employee to submit such other evidence and documentation as it determines necessary to ensure that the contribution qualifies as a Rollover Contribution.

            All Rollover Contributions must be made in cash.

            The amount paid to the Trust Fund in the form of a Rollover Contribution and any subsequent investment experience on such amount shall be credited to the Eligible Employee's Rollover Account.

      (b) TRANSFERRED AMOUNTS - An Eligible Employee may file a written request with the Committee to accept his or her Transferred Amount. Any such request shall:

            (i)   state the amount of the Transferred Amount;

            (ii) include a statement that such amount constitutes a Transferred Amount;

            (iii) indicate the portion,  if any, of the Transferred  Amount that is subject to the qualified joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code; and

            (iv) indicate the portion, if any, of the Transferred Amount that consists of employee before-tax contributions, employee after-tax contributions, employer matching contributions, other employer contributions, or rollover contributions.

            The amount paid to the Trust Fund in the form of a Transferred Amount, and any subsequent investment experience on such amount, shall be credited to the appropriate accounts described in Section 5.7.

            The Plan shall prohibit the transfer of assets to the Plan from any other plan if such assets are subject to the qualified joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code.

            The EBAC shall determine, in accordance with a uniform and nondiscriminatory policy, whether or not such amount shall be accepted, and may require the Eligible Employee to submit such other evidence and documentation as it determines necessary to ensure that the amount qualifies as a Transferred Amount.

      (c) An Eligible Employee shall have at all times a nonforfeitable interest in 100% of his or her Rollover Contribution and/or Transferred Amount, and any investment experience on such amounts.

      (d) At the time the Rollover Contribution or Transferred Amount is made to the Trust Fund, the Eligible Employee must elect to have it invested in accordance with the terms of Section 5.3.

      (e) An Eligible Employee who makes a Rollover Contribution or on whose behalf a Transferred Amount is made to the Trust Fund shall be deemed to be a Participant with respect to such amount for all purposes of the Plan, except for purposes of Sections 2.1 through 2.4, Sections 3.1 through 3.3, Sections 4.1 and 4.2, and Section 12.6.

      (f) In no event shall any Rollover Contribution or Transferred Amount be subject to Employer Matching Contributions.


3.5   MAXIMUM AMOUNT OF SALARY DEFERRAL

      (a) Subject to the provisions of paragraph (b) below, contributions made during a Participant's taxable year (which is presumed to be the calendar year) on behalf of the Participant under a Salary Deferral Agreement shall be limited to $9,500 (or such other limit as may be in effect at the beginning of such taxable year under Section 402(g)(1) of the Code), reduced by the amount of "elective deferrals" (as defined in Section 402(g)(3) of the Code) made during the taxable year of the Participant under any plans or agreements maintained by the Employer or an Affiliated Employer other than this Plan. Elective deferrals shall not include any elective deferrals returned to the Employee pursuant to Section 12.5(d).

      (b) If a Participant receives a hardship withdrawal under the provisions of Section 7.2 which includes Before-Tax Contributions, the maximum amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made on the Participant's behalf under this Plan and any other plan of the Employer or an Affiliated Employer for the Plan Year immediately following the Plan Year in which the Participant received such hardship withdrawal may not exceed an amount equal to the excess of (i) over (ii) below:

            (i) The maximum amount of elective deferrals which otherwise could be made in accordance with the provisions of paragraph (a) above for the Plan Year following the Plan Year in which the Participant received the hardship withdrawal.

            (ii) The amount of elective deferrals made on the Participant's behalf for the Plan Year in which the Participant received the hardship withdrawal.

      (c) If contributions made on a Participant's behalf for the preceding taxable year of the Participant under a Salary Deferral Agreement, and any other elective deferrals (within the meaning of Section 402(g)(3) of the Code) made on the Participant's behalf under any other qualified cash or deferred arrangement of the Employer or an Affiliated Employer for such taxable year exceed $9,500 (or such other amount as adjusted in accordance with paragraphs (a) and (b) above), the EBAC shall notify the Participant of the amount of such excess.

            If the elective deferral limit is exceeded for a Participant for a taxable year, the excess amount, adjusted (as described below) for allocable gains or losses for the taxable year with respect to which the deferral was made, shall be refunded to the Participant in a single payment no later than April 15 of the taxable year following the taxable year in which such excess deferral arose. If the Participant's Before-Tax Contribution Account is invested in more than one investment fund, such refund shall be made pro rata, to the extent practicable, from all such investment funds. The amount refunded shall not exceed the Participant's Before-Tax Contributions under the Plan for the taxable year. The payment shall be deemed to have been made before the close of the taxable year in which such excess deferral arose. Any Employer Matching Contributions made with respect to returned excess deferral amounts shall be forfeited and used to reduce subsequent Employer Contributions.

            Excess deferrals shall be adjusted for allocable gains or losses for the taxable year in which the excess deferrals arose by multiplying the gains or losses credited to the Participant's Basic and Supplemental Before-Tax Contribution Accounts for that taxable year by a fraction, the numerator of which is the excess deferral amount made by the Participant for the taxable year, and the denominator of which is the sum of (i) the balance in the Participant's Basic and Supplemental Before-Tax Contribution Accounts as of the beginning of the taxable year, and (ii) the amount of Before-Tax Contributions credited to the Participant's Basic and Supplemental Before-Tax Contribution Accounts for the taxable year.

      (d) Notwithstanding the provisions of paragraph (c) above, the amount of excess Before-Tax Contributions that may be distributed to a Participant for a taxable year shall be reduced, but not below zero, by any excess contributions previously distributed with respect to the Participant for the Plan Year beginning with or within such taxable year in accordance with Section 12.6.

                       ARTICLE 4 - EMPLOYER CONTRIBUTIONS

4.1   EMPLOYER MATCHING CONTRIBUTIONS

      At the times specified in Section 5.8(b), an Employer Matching Contribution shall be credited to the Employer Matching Contribution Account of each Participant who has completed one Year of Eligibility Service and who is contributing Basic Before-Tax Contributions to the Trust Fund. The amount of Employer Matching Contributions made on behalf of each such Participant shall be 50% of the Participant's Basic Before-Tax Contributions made since the previous determination.

      In addition, effective June 1, 1998, an additional Employer Matching Contribution may be allocated to the Matching Contribution Account of each Participant who has completed one Year of Eligibility Service, who is contributing Basic Before-Tax Contributions to the Trust Fund for the determination period, who is actively employed on December 31 of the Plan Year, and who has made the maximum permissible Before-Tax Contributions under Section 3.5(a). Such additional contribution shall equal the amount necessary to make the total Employer Matching Contribution for the Plan Year equal 3% of the Participant's Compensation.

      No  Employer  Matching   Contributions  shall  be  made  with  respect  to
      Supplemental Before-Tax Contributions made by or on behalf of any Participant.


4.2   PAYMENT OF EMPLOYER MATCHING CONTRIBUTIONS

      Employer Matching Contributions for a Plan Year shall be contributed to the Trust Fund as soon as practicable, but in no event later than the time prescribed by law (including extensions thereof) for filing the Employer's Federal income tax return for the Fiscal Year of the Employer which includes the last day of the Plan Year for which such contributions are made.


4.3   EMPLOYER MATCHING CONTRIBUTIONS NOT CONDITIONED ON PROFITS

      Employer Matching Contributions made for a Plan Year shall be made without regard to the Employer's current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. Notwithstanding the foregoing, the Plan shall continue to be regarded as a profit sharing plan for purposes of Section 401(a) of the Code.

           ARTICLE 5 - INVESTMENT PROVISIONS AND PARTICIPANT ACCOUNTS

5.1   INVESTMENT FUNDS

      The Trustee shall establish one or more investment funds as the EBIC may from time to time direct. The EBIC may direct that each investment fund be invested:

      (a) At the discretion of the Trustee in accordance with such investment guidelines and objectives as may be established by the EBIC for such investment fund; or

      (b) At the discretion of a duly appointed Investment Manager in accordance with such investment guidelines and objectives as may be established by the EBIC; or

      (c) In such investments as the EBIC may specify for such investment fund.

      The EBIC may from time to time change its direction with respect to any investment fund and may, at any time, eliminate any investment fund or establish additional funds. Whenever an investment fund is eliminated, the Trustee shall promptly liquidate the assets of such investment fund and reinvest the proceeds thereof in accordance with the directions of the EBIC.

      The Trustee may maintain from time to time reasonable amounts in cash or cash equivalents in any fund as it shall deem necessary to carry out the purposes of the Plan. All expenses properly attributable to an investment fund, including but not limited to brokerage fees and stock transfer taxes, shall be paid from such investment fund, unless paid by the Employer.

      For investment elections made pursuant to Section 5.3, there is established a "Waters Stock Fund" which normally shall be invested and reinvested in Company Shares which constitute "qualifying employer securities" under Section 407(d)(5) of ERISA.


5.2   INVESTMENTS IN COMPANY SHARES.

      Subject to Section 5.3, Participants may elect to have a portion of their Total Account invested by the Trustee in the Waters Stock Fund. For this purpose it is intended that the Plan be considered an "eligible individual account plan" which explicitly provides for the acquisition and holding of "qualifying employer securities" (as such term is defined in Sections 407(d)(3) and 407(d)(5) of ERISA) and that the Trustee may invest up to 100% of the Waters Stock Fund held by it in Company Shares, to the extent elected by Participants. Company Shares may be acquired by the Trustee through purchases on the open market, private purchases, purchases from the Employer (including purchases from the Sponsoring Employer of treasury shares or authorized but unissued shares), or otherwise. Except with respect to Company Shares purchased on the open market, no purchase of Company Shares shall be made at a price in excess of the closing price on the New York Stock Exchange for Company Shares on the business day on which Company Shares were last traded next preceding the date of purchase. Pending investment in

      Company Shares, Participant Total Accounts invested in the Waters Stock Fund pursuant to Participants' investment elections may be invested in cash.


5.3   INVESTMENT ELECTION

      (a) At the time an Eligible Employee becomes a Participant in the Plan and makes an election in accordance with Section 3.1, the Eligible Employee must choose the percentage in which contributions made by or on behalf of such Participant are to be invested in each investment fund. Such percentage may be 0%, or in increments of 1%, up to a total of 100%. A Participant's investment elections must total 100%.

      (b) During the absence of a valid election by a Participant, the contributions made by or on behalf of such Participant, and loan repayments, if any, shall be credited to the fund with the least investment risk.


5.4   CHANGE IN INVESTMENT ELECTION

      A Participant may elect on any business day, effective the next following payroll period as administratively feasible, or at such other time as specified by the EBAC, upon telephonic notification to the recordkeeper appointed by the Employer, or such other form of notification as specified by the EBAC, subsequent to his or her initial participation in the Plan, to have future contributions invested in a proportion different from that previously selected. Such new election shall be made in accordance with the percentage specifications provided in Section 5.3. For purposes of the Plan, a "business day" shall be any day the New York Stock Exchange is open for trading.


5.5   TRANSFER AMONG FUNDS

      A Participant may elect upon telephonic notification to the recordkeeper appointed by the Employer, or such other form of notification as specified by the EBAC, on any business day, to reallocate, in dollar or 1% increments, his or her Total Account among the investment funds. The minimum dollar increment which may be reallocated is $250 or the entire fund balance, whichever is less, or such limits as determined by the EBAC.

      The EBAC may from time to time:

      (a) Limit or restrict a Participant's ability to change the allocation of his or her Total Account among the investment funds and/or withdraw balances from the various investment funds in order to conform to the practices, provisions, or restrictions of any investment media held in any such investment fund; and

      (b) Adopt procedures relating to the determination and allocation of the investment earnings among the Participants' Total Accounts, in order to facilitate the administration of the Plan on an equitable and practicable basis.

5.6   RESPONSIBILITY OF PARTICIPANT IN SELECTING INVESTMENT FUNDS

      The selection of an investment fund or funds is the sole responsibility of each Participant. The Committees, the Trustee, the Investment Manager, the Employer, or any other fiduciary to the Plan may not advise a Participant as to the election of any investment fund or the manner in which contributions shall be invested. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation as to the purchase of that security, nor shall the designation of an investment fund impose any liability on the Committees, the Trustee, the Investment Manager, the Employer, or any other fiduciary to the Plan.


5.7   ESTABLISHMENT OF PARTICIPANT ACCOUNTS

      (a) The Employer shall establish and maintain for each Participant a Total Account, consisting of the following accounts, as applicable, and any such other accounts as may be deemed necessary by the
            Committee:

            (i)    Basic Before-Tax Contribution Account;

            (ii)   Basic After-Tax Contribution Account;

            (iii)  Supplemental Before-Tax Contribution Account;

            (iv)   Supplemental After-Tax Contribution Account;

            (v)    Employer Matching Contribution Account;

            (vi)   Participation Plan Account;

            (vii)  Rollover Account;

            (viii) Qualified Matching Contribution Account;

            (ix)   Qualified Nonelective Contribution Account;

            (x)    Micromass Employee Pre-Tax Account;

            (xi)   Micromass Company Matching Account; and

            (xii)  Micromass Rollover Contribution Account.

      (b) Within each of the accounts described in paragraph (a) above, separate records shall be kept of the portion of the account credited to each investment fund and the Loan Fund.

5.8   VALUATION OF PARTICIPANTS' ACCOUNTS

      (a) Each Participant's balance in his or her various accounts and investment funds will be valued individually on each business day by adjusting shares and/or units within the Participant's account to reflect the activity related to that account and investment fund, including, but not necessarily limited to, investment earnings, losses, expenses, contributions, dividends, distributions, investment fund transfers, and forfeitures, and then multiplying the share and/or unit balance by the price at the close of that business day.

      (b) Each Participant's Before-Tax Contributions, loan repayments and Employer Matching Contributions shall be periodically credited to the appropriate investment funds in accordance with the Participant's most recent investment elections under Section 5.3.

      (c) Distributions and withdrawals from the Participant's Total Account shall be debited at a frequency to be determined by the EBAC.


5.9   CORRECTION OF ERROR

      The EBAC may adjust the Total Accounts of any or all Participants or Beneficiaries in order to correct errors or rectify omissions, including, without limitation, any allocations to a Participant's Total Account made in excess of the limits specified in Sections 3.5, 12.5, and 12.6, in such manner as it believes will best result in the equitable and nondiscriminatory administration of the Plan.


5.10  ALLOCATION SHALL NOT VEST TITLE

      The fact that an allocation is made and amounts are credited to the Total Account of a Participant shall not vest in such Participant any right, title, or interest in and to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan, nor shall the Trustee be required to segregate physically the assets of the Trust Fund by reason thereof.


5.11  VOTING OF COMPANY SHARES

      Proxies for voting are sent to Participants with both vested and unvested Company Shares. Participants must indicate their directions to the Trustee on their proxies. The Trustee shall vote and/or tender Company Shares in the Waters Stock Fund as directed by the proxies. If the Trustee does not receive a proxy for a share, it shall vote and/or tender Company shares in the Waters Stock Fund in its discretion pursuant to the terms of the Trust Fund and the requirements of ERISA.

5.12  PAYMENT OF COMPANY SHARES

      Amounts payable from the Waters Stock Fund will be paid in cash provided, however, the Participant may request that all or a portion of his or her account invested in the Waters Stock Fund be distributed in Company Shares, and provided further that fractional shares shall be paid in cash.


5.13  RULE 16B-3

      With respect to each person subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by a Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                              ARTICLE 6 - VESTING

6.1   VESTING

      A Participant's Total Account shall be fully vested at all times.


6.2   FORFEITURES

      Effective December 31, 1996, assets which are transferred to the Plan pursuant to the merger of the TA Instruments, Inc. Savings and Investment Plan (the "TA Plan") into the Plan and which constitute forfeitures as defined by and subject to section 7.07 of the TA Plan will be applied to reduce the contributions of the Employer next payable under the Plan (or administrative expenses of the Plan).


6.3   MICROMASS EMPLOYEES

      All employees of Micromass, Inc. on the date of the merger with Waters Technologies Corporation became fully vested in their Total Account at the time of the merger. A prior employee of Micromass, Inc. who was not employed by Micromass, Inc. on the date of the merger, but who subsequently becomes an Employee before incurring a "forfeiture break in service" may have the Plan restore the Participant's nonvested contributions which were forfeited under the Micromass Plan by repaying the amount of distribution attributable to Micromass employer contributions received by the individual at the prior termination of employment. Such repaid and restored contributions will be allocated to the Participant's Total Account.

              ARTICLE 7 - WITHDRAWALS AND LOANS DURING EMPLOYMENT

7.1   DISCRETIONARY WITHDRAWALS

      (a) An active Participant who has attained the age of 59-1/2 may elect to withdraw, without a suspension of contributions, all or any part of his or her Total Account, determined as of the Valuation Date immediately preceding the date of withdrawal. The amount to be withdrawn shall be taken from the Participant's Total Account in the following order, with the full amount available from each account to be fully withdrawn before any amount is taken from the next account:

            (i) from the Participant's Supplemental After-Tax Contribution Account;

            (ii)   from the Participant's Basic After-Tax Contribution Account;

            (iii)  from  the  Participant's   Micromass  Rollover   Contribution
                   Account;

            (iv)   from the Participant's Rollover Account;

            (v)    from the Participant's Micromass Employee Pre-Tax Account;

            (vi) from the Participant's Supplemental Before-Tax Contribution Account;

            (vii)  from the Participant's Basic Before-Tax Contribution Account;

            (viii) from the Participant's Micromass Company Matching Account;

            (ix)   from  the  Participant's   Employer   Matching   Contribution
                   Account;

            (x)    from the Participant's Participation Plan Account.

      (b) The request for a discretionary withdrawal must be received by the EBAC in the prescribed form at least 10 days before the Valuation Date as of which the withdrawal is to be made.

      (c) If the amount to be withdrawn is invested in more than one investment fund, then the percentage of each investment fund to be withdrawn shall, to the extent practicable be equal to the ratio of the amount to be withdrawn from the account to the total value of the account.


7.2   HARDSHIP WITHDRAWALS

      (a) A Participant may request a hardship withdrawal, in the form prescribed by the EBAC, in an amount which does not exceed the amount required to meet the immediate and heavy financial need created by the hardship (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution), and provided the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans available under all qualified plans maintained by the Employer and all Affiliated Employers. The amount available for withdrawal shall be determined as of the Valuation Date immediately preceding the date of withdrawal. Each hardship withdrawal shall be subject to the approval of the EBAC.

            A withdrawal will be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is for:

            (i) expenses for medical care described in Section 213(d) of the Code (and not covered by insurance) previously incurred by the Participant, the Participant's Spouse, or any dependent of the Participant (as defined in Section 152 of the Code), or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

            (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

            (iii) payments necessary to prevent the eviction of the Participant from a principal residence or foreclosure on the mortgage of the Participant's principal residence; or

            (iv) payment for tuition and related educational fees for the next twelve months of post-secondary education for the Participant, or the Participant's Spouse, children or dependents (as defined in Section 152 of the Code).

      (b) In the event a hardship withdrawal is made from the Participant's Basic Before-Tax Contribution Account and/or Supplemental Before-Tax Contribution Account, no Before-Tax Contributions or Employer Matching Contributions shall be made on the Participant's behalf for a period of at least twelve consecutive calendar months, commencing with the Valuation Date next following the date of the hardship withdrawal. The Participant must reinitiate payroll deductions through the recordkeeper designated by the EBAC following this twelve month period.

      (c) Hardship withdrawals shall be withdrawn from the Participant's Total Account in the following order with the full amount available from each account fully withdrawn before any amount is taken from the next account:

            (i) from the Participant's Supplemental After-Tax Contribution Account;

            (ii)   from the Participant's Basic After-Tax Contribution Account;

            (iii)  from  the  Participant's   Micromass  Rollover   Contribution
                   Account;

            (iv)   from the Participant's Rollover Account;

            (v)    from the Participant's Micromass Employee Pre-Tax Account;

            (vi) from the Participant's Supplemental Before-Tax Contribution Account, exclusive of earnings allocable thereto after 1988; and

            (vii) from the Participant's Basic Before-Tax Contribution Account, exclusive of earnings allocable thereto after 1988.

            If the amount of the withdrawal is such that only a portion of one of the above accounts is to be withdrawn, and if the account is invested in more than one investment fund, then the percentage of each investment fund to be withdrawn shall, to the extent practicable, be equal to the ratio of the amount to be withdrawn from the account to the total value of the account.


7.3   RESTORATION OF WITHDRAWALS

      A Participant shall not be permitted to restore to the Plan any amounts withdrawn under the provision of Sections 7.1 or 7.2.


7.4   LOANS

      (a) Any Participant or Beneficiary who is a party in interest (as defined in Section 3(14) of ERISA) may request a loan in an amount which does not exceed the lesser of (i), (ii) or (iii) below:

            (i) $50,000 reduced by the individual's highest outstanding loan balance from this Plan and all other qualified plans of the Employer and all Affiliated Employers during the 12 month period ending on the date of the loan request.

            (ii) 50% of the individual's vested interest in the Trust Fund, reduced by the outstanding balance of all previous loans made to the individual from this Plan.

            (iii) The sum of the  account  balances  in the  individual's  Basic
                  Before-Tax Contribution Account, Supplemental Before-Tax Contribution Account, Rollover Account, Basic After-Tax
                  Contribution Account, Supplemental After-Tax Contribution Account and Participation Plan Account.

      (b) A loan may either be a general purpose loan or a housing loan. A housing loan must be used to purchase or build a primary residence.

      (c) Loans shall be borrowed from the individual's Total Account in the following order with the full amount available from each account to be fully withdrawn before any amount is taken from the next account:

            (i)    from his or her Micromass Employee Pre-Tax Account;

            (ii)   from his or her Basic Before-Tax Contribution Account;

            (iii)  from his or her Supplemental Before-Tax Contribution Account;

            (iv)   from his or her Micromass Rollover Contribution Account;

            (v)    from his or her Rollover Account;

            (vi)   from his or her Basic After-Tax Contribution Account;

            (vii)  from his or her Supplemental After-Tax Contribution Account;

            (viii) from his or her Micromass Company Matching Account;

            (ix)   from his or her Employer Matching Contribution Account; and

            (x)    from his or her Participation Plan Account.

      (d) A general purpose loan request that meets the conditions set forth in Section 7.5 shall be pre-approved by the EBAC. A housing loan will be granted by the EBAC if it determines that the loan will not constitute a taxable distribution from the Plan, the loan is adequately secured, and the loan applicant has agreed to the loan's repayment conditions. A loan shall not be granted where the Committee determines that the requested loan, when considered with the applicant's other financial commitments, including an existing Plan loan, may result in the applicant's inability to repay the requested loan in accordance with the loan's repayment conditions.

      (e) A Participant may request a loan in the form prescribed by the EBAC. If a Participant requests a housing loan, a purchase and sale agreement or a construction contract and any other documentation the Committee may request must be submitted to the Committee. Decisions by the Committee regarding loans shall be final and shall be communicated to the applicant no more than 30 days from the date the loan application is received by the EBAC.


7.5   LOAN CONDITIONS

      A loan shall be subject to the following conditions:

      (a)   There shall be no more than two loans outstanding.

      (b)   The minimum loan shall be $1,000.

      (c) The loan shall be based upon the vested balance in the applicant's Total Account as of the Valuation Date preceding the date the loan is made.

      (d) Each loan shall bear a reasonable rate of interest established in accordance with the specific written procedures adopted from time to time by the EBAC. Such rate of interest shall provide the Plan with a return commensurate with the prevailing interest rate charged on similar loans by institutions in the business of lending money. The interest rate established for Plan loans shall be reviewed by the EBAC on a quarterly basis and may be adjusted by the EBAC to assure a reasonable rate of return and compliance with Department of Labor Regulation 2550.408b-1(e).

      (e)   Each  loan  shall  be  secured  by  collateral   consisting  of  the
            applicant's interest in the Trust Fund, supported by a promissory note for the amount of the loan, made payable to the Trustee.

      (f) Each loan shall be assessed administrative charges and processing fees established by the EBAC. All administrative charges and processing fees shall be paid by the Participant.

      (g) In applying for a general purpose loan, the applicant shall agree to repay the loan plus interest over a period not to exceed five years, as elected by the applicant, unless the loan is to be used for the purchase of or construction of the applicant's principal place of residence, in which case the repayment period cannot exceed twenty years, as elected by the applicant.

            The EBAC may, however, on the basis of uniform and nondiscriminatory standards, establish a maximum repayment period of less than five years (or less than twenty years in the case of loans used for the purchase or construction of the applicant's principal place of residence).

      (h) Repayment by Participants actively employed by the Employer during the repayment period shall be in equal installments by payroll deduction and shall commence with the first paycheck received by the Participant following receipt of the loan.

            If a Participant is on Leave of Absence and he or she has not terminated employment, repayments may be made by check. If such repayments are not made, and if a Participant is on a Leave of Absence and is receiving Compensation that is less than the amount due as payments on the Participant's outstanding loan, the EBAC may permit the Participant to miss these payments for a period not to exceed twelve months; provided that the repayment period does not extend beyond the original maximum period permitted under (g). Interest will be added to the outstanding balance of the loan, and the repayment amount shall be recalculated (at the original interest rate) when the Participant resumes active employment in order to repay such outstanding balance within the loan repayment period.

      (i) Full repayment of the entire outstanding balance of a loan may be made by a cashier's check, bank check, or money order as of any Valuation Date following the date on which repayment is scheduled to commence. Partial repayments shall not be permitted.

            If a Participant (other than a Participant on an approved Leave of Absence) fails to make any loan repayments, the EBAC shall notify the Participant in writing that the loan will be in default if loan repayments are not resumed. The EBAC may permit the Participant the "grace period" allowed under the Code to cure the default in order to avoid a deemed distribution.

            If a loan is in default, the EBAC shall authorize the Trustee to report a taxable distribution occurring in the year of the default equal to the remaining balance of the loan, including interest thereon. The loan shall remain due and payable, and interest accruing on the loan balance shall be reported as taxable income at the end of each taxable year of the Participant to the extent the loan remains in default for that taxable year. If the loan remains in default on the Participant's Benefit Commencement Date, the EBAC shall authorize the Trustee to cancel and distribute the promissory note in accordance with the provisions of Section 8.9.

            A loan in default shall be considered a deemed distribution for federal income purposes and shall not be treated as an eligible rollover distribution (as described in Section 8.12).

            The EBAC may, on the basis of uniform and nondiscriminatory standards, establish such rules and procedures as it deems necessary or proper to remedy loans in default.


7.6   APPLICATION OF LOAN TO ACCOUNT BALANCES

      (a) Loans shall be withdrawn from the Participant's Total Account in the following order with the full amount available from each account to be fully withdrawn before any amount is taken from the next account:

            (i)    the Basic Before-Tax Contribution Account;

            (ii)   the Micromass Employee Pre-Tax Account;

            (iii)  the Supplemental Before-Tax Contribution Account;

            (iv)   the Rollover Account;

            (v)    the Micromass Rollover Contribution Account;

            (vi)   the Basic After-Tax Contribution Account;

            (vii)  the Supplemental After-Tax Contribution Account;

            (viii) the Employer Matching Contribution Account;

            (ix)   the Micromass Company Matching Account; and

            (x)    the Participation Plan Account.

      (b) As of each Valuation Date, the balance of the Loan Fund shall be reduced by the payments made since the previous Valuation Date. Loan repayments shall be applied in the reverse order designated in paragraph (a) above.

      (c) Loan repayments shall be allocated among the investment funds in the same percentage as the individual's most recent investment election in effect under the Plan.


7.7   DISCRETION

      In approving or disapproving a withdrawal or loan, the EBAC shall use objective written criteria and shall exercise only such discretion as is necessary to determine if such criteria have been met.

                           ARTICLE 8 - DISTRIBUTIONS

8.1   DISTRIBUTION AMOUNT

      All payments made pursuant to this Article 8 shall be based on the undistributed vested balance in the Participant's Total Account as of the Valuation Date immediately preceding the date of payment, plus the vested portion of the Participant's Employer Matching Contribution, if any, due under Article 4 on or after such Valuation Date.


8.2   DISTRIBUTION ON RETIREMENT, DISABILITY, OR OTHER TERMINATION OF SERVICE

      (a) After retirement at his or her Retirement Date or date of Disability, or after termination of service for any other reason, a Participant's entire undistributed vested interest in his or her Total Account (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be available to be distributed in a single lump sum cash payment. For those Participants who have invested part of their Total Account Company Shares, such participants are entitled to receive the Company Shares which represent the Participant's investment.

            Notwithstanding the foregoing, any prior participant in the Micromass Plan prior to January 1, 1998 may, after retirement at his or her Retirement Date or date of Disability, or after termination of service for any other reason, elect to receive all or a portion of his or her benefit accrued as of December 31, 1997, in installments. Such installments may be made annually, quarterly, or monthly, over a specified period of time not exceeding the Participant's life expectancy or the joint life expectancy of the Participant and his or her designated Beneficiary.

            Upon the written  request of the  Participant and in accordance with
            Section 8.12, all or part of the vested interest in the Participant's Total Account (inclusive or exclusive of amounts contributed on his or her behalf through a payroll deduction authorization) may be transferred to the trustee of a qualified plan and exempt trust (under Sections 401(a) and 501(a) of the Code, respectively) maintained by the Participant's new employer.

      (b) A Participant who ceases to be an Employee shall receive payment of the nonforfeitable portion of the undistributed balance in his or her Total Account as of one of the following dates:

            (i) If the value of the Participant's nonforfeitable interest in the Trust Fund at his or her Benefit Commencement Date exceeds $3,500 ($5,000 effective January 1, 1998):

                  (A) The Valuation Date coincident with or next following the later of the Participant's (1) Severance from Service Date or (2) Retirement Date; or

                  (B) At the written election of the Participant, the Valuation Date coincident with or next following his or her Severance from Service Date, but not later than the Valuation Date coincident with or next following his or her Normal Retirement Date.

      Distributions shall be made as soon as practicable after the applicable Valuation Date following the Participant's request. Unless the Participant elects to defer receipt of his or her benefits, distribution shall be made no later than 60 days after the close of the Plan Year in which occurs the latest of the Participant's (A) Normal Retirement Date, (B) 10th anniversary of Plan participation, or (C) separation from service with the Employer and all Affiliated Employers. The failure of a Participant to make proper application for benefits by a date specified in paragraph
      (b)(i)(B) above shall be deemed to be an election by the Participant to defer the payment of any benefit to a date described in the previous sentence.

            (ii) Effective for Plan Years beginning prior to January 1, 1998, if the value of the Participant's nonforfeitable interest in the Trust Fund at his or her Benefit Commencement Date does not exceed $3,500, the Participant will be notified once following the date he or she ceases to be an Employee, and will be given 45 days to move his or her interest or an automatic payout will occur. For Plan Years beginning on or after January 1, 1998, if the value of the Participant's nonforfeitable interest in the Trust Fund at his or her Benefit Commencement Date does not exceed $5,000, the Participant will be notified one time per quarter following the date he or she ceases to be an Employee and will be given 45 days to move his or her interest or an automatic payout will occur.

      (c) Notwithstanding the foregoing, for Plan Years prior to January 1, 1999, and for Five Percent Owners distribution of the single lump sum benefit from the Plan shall be made no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. For Plan Years beginning January 1, 1999, distribution of the single lump sum benefit from the Plan for Participants who are not Five Percent Owners shall be made no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires, whichever is later. Notwithstanding the foregoing, Participants who attain age 70 1/2 in 1997 or 1998 may elect to begin distributions at age 70 1/2 or defer distributions until their Retirement Date.


8.3   DISTRIBUTION ON DEATH

      Upon the death of any Participant, whether serving as an active Employee or having terminated service for any reason whatsoever, and prior to commencement of, or complete distribution of, the Participant's Total Account, the Participant's nonforfeitable interest in the Trust Fund shall be distributed to the Participant's designated Beneficiary in accordance with the following rules:

      (a) If the Participant has a Spouse at his or her date of death, the Participant's nonforfeitable interest in the Trust Fund shall be paid to his or her Spouse as designated Beneficiary. The Participant's nonforfeitable interest in the Trust Fund may be paid to a designated Beneficiary other than the Participant's Spouse while the Spouse is living only with the written consent of the Participant's Spouse. A spousal consent under this Section 8.3 must:

            (i)   be in writing on a form provided by the EBAC;

            (ii)  specify the Beneficiary;

            (iii) acknowledge the effect of such consent; and

            (iv)  be witnessed by a notary public or Plan representative.

            Any such consent will be valid only with respect to the Spouse who signs the consent. A spousal consent is not required, however, if the Participant establishes to the satisfaction of the EBAC that there is no Spouse; that the Spouse cannot be located; that the Participant is legally separated or has been abandoned by the Spouse (within the meaning of local law) and evidenced by a court order; or that spousal consent is not required under other applicable regulations

            If the Participant does not have a Spouse at his or her date of death, the Participant's nonforfeitable interest in the Trust Fund shall be paid to the designated Beneficiary elected by the Participant.

            If a Participant's designated Beneficiary shall have predeceased the Participant, or if a Beneficiary designation shall have lapsed or failed for any reason, payment will be made to the Beneficiary designated under Section 8.7.

      (b) If the Participant dies before commencement of his or her nonforfeitable interest in his or her Total Account, such interest (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) shall be distributed to the Participant's designated Beneficiary within 90 days after the date the Participant's death is reported to the EBAC, or within a reasonable period of time thereafter, and provided the designated Beneficiary has filed a proper distribution election form with the EBAC.

            Distribution shall be made in a single lump sum cash payment.

            Distribution of the Participant's entire nonforfeitable interest in his or her Total Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent an election is made to receive distributions in accordance with (i) below:

            (i) If distribution is to be made to the Participant's surviving Spouse, the Spouse may elect, on the appropriate form provided by the EBAC, to defer distribution until December 31 of the calendar year in which the deceased Participant would have attained age 70-1/2. Such election must be made no later than December 31 of the calendar year immediately following the calendar year in which the Participant died.

            If the Spouse dies before any distribution is made, the provisions of this paragraph, with the exception of paragraph (b)(i) above, shall be applied as though the Spouse were the Participant.

      (c) If the amount of distribution available under this Section cannot be determined by the date distribution is required to begin, payment will be made no later than 60 days after the date the amount of distribution can be determined.

      (d) Effective for Plan Years beginning prior to January 1, 1998, if the benefit payable to a designated Beneficiary under this Section does not exceed $3,500, distribution shall be made to the designated Beneficiary in a single lump sum cash payment as soon as practicable after the Valuation Date next following the date the Participant's death is reported to the EBAC. Effective for Plan Years beginning on or after January 1, 1998, if the benefit payable to a designated Beneficiary under this Section does not exceed $5,000, distribution shall be made to the designated Beneficiary in a single lump sum cash payment as soon as practicable after the Valuation Date next following the date the Participant's death is reported to the EBAC.


8.4   QUALIFIED DOMESTIC RELATIONS ORDERS

      (a) GENERAL RULES. Notwithstanding anything contained in this Plan to the contrary, in the case of any Qualified Domestic Relations Order whereby a distribution will be made, a distribution may be made in accordance with this Section.

      (b)  DEFINITIONS.  The  following  definitions  will be used  within  this
Section:

            (i) "QUALIFIED DOMESTIC RELATIONS ORDER" shall mean a Domestic Relations Order (as defined in (ii) below) which:

                  (1) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under this Plan;

                  (2)   clearly specifies:

                        (A) the name and last known mailing address of the Participant and the name and mailing address of each Alternate Payee covered by such order;

                        (B) the amount or percentage of the Participant's Account Balances to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

                        (C) the number of payments or period to which such order applies; and

                        (D)   each Plan to which such order applies; and

                  (3)   does not require:

                        (A) the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan except that the order may require payment to be made prior to the time a Participant has separated from service;

                        (B) the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

            (ii) "DOMESTIC RELATIONS ORDER" shall mean any judgment, decree, or order (including approval of a property settlement agreement) which:

                  (1) relates to the provisions of child support, alimony payments, or marital property rights to a Spouse, child, or other dependent of a Participant; and

                  (2) is made pursuant to a state domestic relations law, including a community property law.

            (iii) "ALTERNATE PAYEE" shall mean any Spouse,  former Spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

      (c) DISTRIBUTIONS. Distributions pursuant to a Qualified Domestic Relations Order shall only be made in the manner, form and time as the distribution rules set forth in Article 8 of this Plan except that payment may commence prior to the time a Participant has separated from service.

      (d) NOTICE. Upon receipt of a Domestic Relations Order, the EBAC shall promptly notify the Participant and any Alternate Payee of the receipt of such order and the procedures for determining the qualified status of such order. After making a determination as to the qualified status of such order, the EBAC shall notify the Participant and each Alternate Payee of such determination.

      (e) PLAN PROCEDURES. Upon receipt of a Domestic Relations Order, the EBAC shall give due consideration and review to the order and shall determine whether or not the order is qualified within nine months of receipt of such order unless special circumstances require an extension of time to determine the qualified status of such order. If such an extension of time is required, written notice of the extension shall be furnished to the Participant and each Alternate Payee prior to the expiration of such initial nine month period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the EBAC expects to render a final decision which date may not exceed an additional nine months after the initial period expires unless the qualified status of such order is being determined by a court of competent jurisdiction. If a court of competent jurisdiction is determining the status of an order, in no event shall a final decision be rendered prior to the time the status of such order is determined to be non-qualified by the EBAC. The EBAC shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant) the specific reason or reasons for the determination of the non-qualified status of the order.

      (f) SEGREGATION AND PAYMENT OF BENEFITS. During any period in which the issue of whether a Domestic Relations Order is qualified is being determined by the EBAC, by a court of competent jurisdiction, or otherwise, the EBAC shall order the Trustee to determine the amount which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. The amount shall be segregated and invested in the safest investment fund. There shall be allocated to said segregated amount all earnings attributable to such amounts. If within 18 months after receipt of the order, or modification thereof, it is determined to be a Qualified Domestic Relations Order, the EBAC shall order the Trustee to pay the amounts plus increments thereto to the person or persons entitled thereto. If within 18 months after receipt it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the EBAC shall order the Trustee to pay the amounts plus increments thereto to the person or persons who would have been entitled to such amounts if there had been no order. If the determination of the qualified status of a Domestic Relations Order is made after 18 months after receipt, the order shall only apply to benefits distributed after the date of such determination.

8.5   NOTICE TO PAYEES

      At the time a Participant or Beneficiary makes application for benefits, the EBAC shall furnish the individual with a written notice of distribution. The notice shall include a general description of the terms and conditions of the benefits available to the individual and the timing of distribution of such benefits.

      If the benefit payable to an individual constitutes an eligible rollover distribution (within the meaning of Section 402(c)(4) of the Code), the description of benefits shall be furnished within a reasonable period of time before the Benefit Commencement Date and shall include an explanation of:

      (a) the rules under which a distribution may be made in a direct rollover to an eligible retirement plan;

      (b) the tax withholding rules for direct rollovers and for the 60-day rollover option;

      (c) the effect of a direct rollover election on subsequent periodic payments, if any; and

      (d) the requirements for favorable tax treatment in accordance with applicable law.


8.6   INVESTMENT OF DEFERRED DISTRIBUTIONS

      Any amounts deferred in accordance with this Article 8 shall be held in the Participant's Total Account, shall continue to be subject to the transfer provisions of Section 5.5, and shall continue to share in the investment experience of the Trust Fund as long as a balance remains.


8.7   DESIGNATION OF BENEFICIARY

      (a) Each Participant may designate, on a form provided by the Committee, a Beneficiary or Beneficiaries to receive any benefits distributable hereunder after the death of the Participant. Such designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until it has been filed by the Participant with the EBAC, and provided that any such designation shall take effect prospectively only and without prejudice to any payor or payee on account of any payments made before receipt of such designation by the EBAC.

            Notwithstanding the above, the following provisions shall apply:

            (i) A Participant's Beneficiary shall be his or her surviving Spouse, if the Participant has a surviving Spouse, unless the Participant has designated another Beneficiary pursuant to the spousal consent requirements of Section 8.3 (a).

            (ii) A Participant may change his or her designated Beneficiary or Beneficiaries any number of times, but any such designation which has the effect of naming a person other than the Participant's surviving Spouse, if any, as sole Beneficiary is subject to the spousal consent requirements of Section 8.3(a).

      (b) In the absence of a Beneficiary designation by the deceased Participant, or if a designation of Beneficiary lapses or fails for any reason, distribution of the deceased Participant's nonforfeitable interest in the Trust Fund shall be distributed to the surviving Spouse of the Participant or, if there be none surviving, to the Participant's estate.

      (c) An Alternate Payee may designate a Beneficiary or Beneficiaries to receive any benefits from the Plan after the death of the Alternate Payee, if no contrary designation is made under the Qualified Domestic Relations Order. If an Alternate Payee who is eligible to designate a Beneficiary does so, and if such designation lapses or fails for any reason, distribution of the deceased Alternate Payee's nonforfeitable interest in the Trust Fund shall be distributed to the Alternate Payee's estate.


8.8   PROOF OF DEATH

      The EBAC may, as a condition precedent to making payment to any Beneficiary, require that a death certificate, burial certificate, or other evidence of death acceptable to it be furnished.


8.9   LOAN AS A DISTRIBUTION

      At the time a Participant or Beneficiary becomes eligible to receive a distribution in accordance with this Article 8, the individual shall be given the opportunity to repay his or her outstanding loan balance, if any. Repayment must be made prior to the date of distribution.

      If the individual fails to repay fully any outstanding loan balance at the time a lump sum distribution is made, the individual's loan shall be deemed canceled and the remaining outstanding loan balance shall be treated as part of the individual's lump sum distribution.


8.10  BENEFITS PAYABLE ONLY FROM TRUST FUND

      All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer nor its shareholders, directors, employees, or any member of the Committees shall have any liability or responsibility therefor. Except as otherwise provided by law, the Employer does not assume any obligations under this Plan except those specifically stated in the Plan.


8.11  GENERAL DISTRIBUTION REQUIREMENTS

      (a) Notwithstanding any other provision of the Plan, a Participant's Basic and Supplemental Before-Tax Contribution Accounts, Qualified Matching Contribution

            Account, Participation Plan Account, and Qualified Nonelective Contribution Account shall not be distributable prior to his or her separation from service, Disability, or death, except:

            (i)   in cases of hardship, as provided in Section 8.2;

            (ii)  upon attainment of age 59-1/2;

            (iii) upon   termination  of  the  Plan  without   establishment  or
                  maintenance of a "successor plan" within the meaning of Income Tax Regulation 1.401(k)1(d)(3);

            (iv) upon disposition by the Employer or an Affiliated Employer of substantially all of the assets used by such corporation in a trade or business, in the case of a Participant who continues employment with the corporation acquiring such assets; or

            (v) upon disposition by the Employer or an Affiliated Employer of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), with respect to a Participant who continues employment with such subsidiary.

            No distribution  shall be authorized by paragraphs  (iii),  (iv), or
            (v) above, unless the distribution qualifies as a "lump sum distribution" within the meaning of Section 401(k)(10)(B)(ii) of the Code.

      (b) All distributions made under this Article 8 shall be determined and made in accordance with the provisions of Section 401(a)(9) of the Code. The consent of neither the Participant nor the Participant's Spouse shall be required to the extent a distribution must be made to satisfy the provisions of Section 401(a)(9) of the Code.


8.12  DIRECT ROLLOVER DISTRIBUTIONS

      (a) Notwithstanding any provision of the Plan to the contrary, if any distribution to a Participant, surviving Spouse or Alternate Payee,
            (i) totals $200 or more and (ii) constitutes an "eligible rollover distribution" (within the meaning of Section 404(c)(4) of the Code), the individual may elect on a form provided by the Committee to have all or part of such eligible rollover distribution paid in a direct rollover to an "eligible retirement plan" (as defined in paragraph
            (b) below) selected by the individual.

      (b)   The term "eligible retirement plan" means:

            (i) an individual retirement account described in Section 408(a) of the Code;

            (ii) an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code;

            (iii) with respect to Participants and Alternate Payees, a qualified defined contribution plan and exempt trust described in Sections 401(a) and 501(a) of the Code respectively, the terms of which permit the acceptance of rollover contributions; or

            (iv) with respect to Participants and Alternate Payees, an annuity plan described in Section 403(a) of the Code

      (c) If an election is made to have only a part of an eligible rollover distribution paid in a direct rollover, the amount of the direct rollover must total $500 or more.

      (d) Direct rollovers shall be accomplished in accordance with procedures established by the EBAC, including, in the case of distributions not subject to the consent requirements of Section 411(a)(11) of the Code, procedures for affirmatively waiving the minimum notice period described in Income Tax Regulation 1.402(c)-2.

            The procedures established by the EBAC shall be made in accordance with the rules set forth in Income Tax Regulation 1.401(a)(31)-1.

                     ARTICLE 9 - ADMINISTRATION OF THE PLAN

9.1   THE COMMITTEES

      The Plan shall be administered by two Committees, the Employee Benefits Administration Committee ("EBAC") and the Employee Benefits Investment Committee ("EBIC") (collectively, the "Committees"), whose members shall be appointed by the Board of the Sponsoring Employer. Any person, including, but not limited to, the directors, officers, and Employees of the Employer, shall be eligible to serve as a Committee member, provided that no Participant shall participate in any determination by either Committee specifically relating to the disposition of his or her Total Account. A Committee member may resign by delivering his or her written resignation to the Sponsoring Employer, or may be removed by the Sponsoring Employer by delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to the Committee if no date is specified.


9.2   ORGANIZATION OF THE COMMITTEES

      The Committees shall each have a chairman appointed by the Board of the Sponsoring Employer and a secretary appointed by the applicable Committee. Actions of each Committee shall be by a majority vote. The actions of such majority, expressed either by a vote at a meeting or in writing without a meeting, shall constitute the actions of the Committee. A certificate of the secretary of the Committee setting forth the names of the members of the Committee, or actions taken by the Committee shall be sufficient evidence at all times as to the persons constituting the Committee, or such actions taken.


9.3   POWERS, DUTIES, AND RESPONSIBILITIES OF THE COMMITTEES

      The  Committees  are the  "named  fiduciaries"  for  purposes  of  Section
      402(a)(1)  of  ERISA  with  the   authority  to  control  and  manage  the
      administration of the Plan.

      (a)   EBAC.

            The primary responsibility of the EBAC is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The EBAC shall administer the Plan in accordance with its terms to the extent consistent with applicable law, and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the EBAC shall be conclusive and binding upon all affected parties.

            The EBAC may correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan, provided, however, that any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Section 401(a) of the Code and to comply with the terms of ERISA. The EBAC shall have all powers necessary or appropriate to accomplish its duties under the Plan.

            The  EBAC  shall  be  charged   with  the  duties  of  the   general
            administration of the Plan, including, but not limited to, the following:

            (i) To determine all questions relating to the eligibility of an Employee to participate or remain a Participant hereunder.

            (ii) To certify and direct the Trustee with respect to the amount of benefit to which any Participant or Beneficiary shall be entitled hereunder.

            (iii) To authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust Fund.

            (iv) To maintain all necessary records for the administration of the Plan.

            (v) To interpret the provisions of the Plan and to make and publish such rules for administration of the Plan as are consistent with the terms hereof, including, but not limited to, procedures for presenting claims for benefits under the Plan, procedures for review of claims which are denied in whole or in part, and procedures for complying with the requirements of Section 414(p) of the Code with respect to Qualified Domestic Relations Orders.

            (vi) To adopt any amendment to the Plan, provided that any amendment that is reasonably expected to have more than a deminimus financial effect on the Employer shall be approved by the President or Chairman of the Board of the Company before such amendment shall become effective.

            (vii) To engage such counsel, accountants, and consultants as may be required to assist in administering the Plan.

            (viii) To comply with the reporting and disclosure  requirements  of
                   ERISA.

      (b)   EBIC.

            The EBIC shall be charged with the duties of the management of the assets of the Plan and the funding of the Plan, including, but not limited to, the following:

            (i) To exercise any powers on behalf of the Board under any trust agreement;

            (ii) To engage any Trustee, investment advisor or Investment Manager or other professional consultant as may be required in managing the assets of the Plan, and to direct such individuals as to the investment of all or any portion of the assets of the Plan;

            (iii)  To establish or modify any funding arrangement of the Plan;

            (iv) To establish and communicate to the Trustee, or any other investment advisor, the funding policy of the Plan;

            (v) To establish, implement and supervise the continuing appropriateness of the investment strategy for the Plan, with the intention that EBIC shall have no fiduciary responsibility for the management of assets accumulated under any insurance contract issued in conjunction with the Plan, unless such assets are subject to management at the discretion of the Company.


9.4   RECORDS OF THE COMMITTEES

      All acts and determinations of each Committee shall be duly recorded by, or under the supervision of, the secretary of the Committee, and all such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.


9.5   PROCEDURE FOR CLAIMING BENEFITS UNDER THE PLAN

      (a) Claims for benefits under the Plan made by a Participant or Beneficiary covered by the Plan must be submitted in writing to the EBAC. Approved claims will be processed and instructions issued to the Trustee authorizing payments as claimed.

            If a claim is denied in whole or in part, the EBAC shall notify the claimant of its decision by written notice, in a manner calculated to be understood by the claimant. The EBAC shall set forth in the notice:

            (i)    the specific reason or reasons for the denial of the claim;

            (ii) the specific references to the pertinent Plan provisions on which the denial is based;

            (iii) a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary; and

            (iv)   an explanation of the Plan's claim review procedure.

            Such notification shall be given within 90 days after the claim is received by the EBAC (or within 180 days, if special circumstances require an extension of time for processing the claim, and provided written notice of such extension and circumstances is given to the claimant within the initial 90 day period). If notification is not given within such period, the claim will be considered denied as of the last day of such period and the claimant may request a review of the claim.

      (b) Upon denial of a claim in whole or in part, a claimant or his or her duly authorized representative shall have the right to submit a written request to the EBAC for a full and fair review of the denied claim, to be permitted to review documents pertinent to the denial, and to submit issues and comments in writing. A request for review of a claim must be submitted within 90 days of receipt by the claimant of written notice of the denial of the claim (or, if applicable, within 90 days after the date on which such denial is considered to have occurred).

            The EBAC will advise the claimant of the results of the review within 60 days after receipt of the written request for review (or within 120 days if special circumstances require an extension of time for processing the request, such as an election by the EBAC to hold a hearing, and if written notice of such extension and circumstances is given to such claimant within the initial 60 day period). The decision on review shall be in writing. If the decision on review is not made within such period, the claim will be considered denied.

            The decision of the EBAC by majority vote shall be final and binding upon any and all claimants, including but not limited to Participants and their Beneficiaries, and any other individuals making a claim through or under them.


9.6   UNCLAIMED BENEFITS

      If the EBAC is unable after any benefit becomes due hereunder to authorize payment because the whereabouts of a Participant or Beneficiary cannot be ascertained, the EBAC shall send written notice of such benefit to the Participant or Beneficiary at his or her last known mailing address as shown by the records of the Employer.

      If the EBAC, by making a reasonably diligent effort, cannot locate the Participant or Beneficiary, the amount payable to such Participant or Beneficiary shall be forfeited at such time as the EBAC shall determine in its sole discretion (but in all events prior to the time such benefit would otherwise escheat under any applicable law). The forfeiture shall be applied to reduce future Employer Contributions.

      Should the Participant or Beneficiary subsequently make application for benefits, the amount so forfeited shall be paid to the Participant or Beneficiary, and the Employer shall reimburse the Trust Fund for the payment by making a special contribution for such purpose.


9.7   DISTRIBUTION TO MINORS AND INCAPACITATED PAYEES

      In the event a distribution is to be made to a minor or an adult unable to attend to his or her affairs for any reason (including, but not limited to, illness, infirmity or mental incapacity), the EBAC may in its discretion direct that such distribution be made (a) directly to him or her, or (b) to the parent or other legal guardian, committee or conservator of such person. Payment to any such person shall fully discharge the EBAC, Trustee, Employer, and Plan from further liability on account thereof.

9.8   EXPENSES

      The EBAC shall determine the method by which expenses shall be paid and the extent to which the Participants and/or the Employer shall pay such expenses. Members of the Committees may receive compensation for the performance of their duties under the Plan, as may be agreed upon with the Sponsoring Employer, provided that no Committee member who is in the full-time employ of an Employer shall receive any compensation from the Trust Fund. The Committees shall be reimbursed for all reasonable and necessary expenses incurred in the performance of their duties under the Plan.


9.9   INVESTMENT MANAGER

      The EBIC may appoint one or more Investment Managers to direct the investment and management of all or any portion of the assets of the Trust Fund. The duties of the Investment Manager shall be set forth in the agreement pursuant to which the Investment Manager is appointed, and shall designate the portion of the Trust Fund to be managed and controlled by such Investment Manager. The EBIC may, from time to time, remove any such Investment Manager, and any such Investment Manager may resign. The EBIC may, upon removal or resignation of an Investment Manager, provide for the appointment of a successor Investment Manager.


9.10  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

      (a) The named fiduciaries specified herein shall have the authority to control and manage the operation and administration of the Plan. Each named fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan and the trust agreement. Subject to the provisions of Section 405(a) of ERISA, no named fiduciary is responsible for the acts or omissions of any other named fiduciary.

            Each named fiduciary may allocate its duties among its members or to individuals who are not named fiduciaries.

            Each named fiduciary and every other fiduciary under the Plan shall exercise its duties and responsibilities for the sole benefit of Participants and Beneficiaries.

      (b) The Employer, acting through its board of directors, shall have the sole responsibility for making Employer Contributions, and the sole authority to discontinue the Plan for its Employees.

      (c) The Sponsoring Employer shall have the sole authority to appoint and remove (or designate another to appoint and remove) the Trustee, and any Investment Manager; to formulate (or designate another to formulate) the Plan's funding policy; and to amend, in whole or in part, the trust agreement.

      (d) The EBAC shall have the sole responsibility for the administration of the Plan.

      (e) The Trustee shall have the sole responsibility for managing the assets held under the trust agreement, except those assets, the management of which has been assigned to an Investment Manager who shall be solely responsible for the management of the assets assigned to it.


9.11  INDEMNIFICATION

      The Sponsoring Employer shall indemnify and hold harmless the named fiduciaries (other than the Trustee) and any other directors, officers, or employees of any Participating Employer or Affiliated Employer who are or may be determined to be fiduciaries as that term is defined in ERISA from and against any and all claims, cost, damages, expenses (including counsel fees approved by the Sponsoring Employer), and liabilities (including any amounts paid in settlement with the Sponsoring Employer's approval) arising from any action or failure to act, except where such claims, costs, damages, expenses, and liabilities are judicially determined to be due to the gross negligence or willful misconduct of such person. The Sponsoring Employer's obligation hereunder shall be offset by any other source of indemnification, including any insurance policy or policies maintained by the Employer.


9.12  FIDUCIARY INSURANCE

      The Sponsoring Employer may secure to the extent practicable and maintain in the force and effect insurance on behalf of all persons, including employees, independent professional advisors and service organizations who are or may be determined to be fiduciaries, as that term is defined in ERISA, to cover liabilities or losses occurring by reason of the act or omission of each such person, unless such act or omission is due to the gross negligence, willful misconduct or willful breach of fiduciary duty of such person.


9.13  RELIANCE ON STATEMENTS OF PARTICIPANTS AND BENEFICIARIES

      The Employer, any Affiliated Employer, the Committees, and the Trustee(s) may rely upon any certificate, statement, or other representation made to them by any Employee, Participant, Spouse, or other Beneficiary with respect to age, length of service, leave of absence, date of cessation of employment, marital status, or other fact required to be determined under any of the provisions of this Plan, and shall not be liable on account of any payment or the performance of any act in reliance upon any such certificate, statement, or other representation.

      Any such certificate, statement, or other representation made by an Employee or Participant shall be conclusively binding upon such Employee or Participant and his or her Spouse or other Beneficiary, and such Employee, Participant, Spouse, or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement, or other representation.

      Any such certificate, statement, or other representation made by a Participant's Spouse or other Beneficiary shall be conclusively binding upon such Spouse or Beneficiary, and such

      Spouse or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement, or other representation.


9.14  DISCHARGE OF LIABILITY

      If distribution of all or a portion of a Participant's Total Account is made to a person reasonably believed by the EBAC or its delegate to qualify properly as the Participant's Beneficiary (taking into account any document purporting to be a valid consent of the Participant's Spouse, or any representation by the Participant that he or she is not married), the Plan shall have no further liability with respect to the amount distributed from such Total Account.

                    ARTICLE 10 - ADMINISTRATION OF THE TRUST

10.1  TRUST AGREEMENT

      Pursuant to the term and provisions of the trust agreement entered into by the Sponsoring Employer, such Trustee(s) as the Sponsoring Employer may appoint will receive and invest all contributions made under the Plan to the Trust Fund and all income derived therefrom. The EBIC may remove a Trustee and may appoint successor or additional trustees and may divide their duties and responsibilities as it sees fit.


10.2  EXCLUSIVE BENEFIT OF PARTICIPANTS

      All assets of the Trust Fund shall be held for the exclusive purposes of providing benefits to Participants and Beneficiaries under the Plan and defraying reasonable expenses of administering the Plan. In no event shall it be possible at any time prior to the satisfaction of all liabilities, fixed or contingent, under the Plan for any part of the assets of the Trust Fund, whether principal or income, to be used for, or diverted to, purposes other than those stated herein.


10.3  RETURN OF CONTRIBUTIONS

      Nothing herein shall prohibit a return to the Employer, within one year after payment, of excess sums contributed to the Trust Fund as a result of a mistake of fact.

      In the event that the Commissioner of Internal Revenue (or his or her delegate) determines that the Plan is not initially qualified under the Code, any Employer contributions made to the Plan shall be returned to the Employer within one year after the date the initial qualification is denied, provided application for qualification is made by the time prescribed by law for filing the Employer's return for the Fiscal Year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

      Each Employer contribution is conditioned on the deductibility of the contribution under Section 404 of the Code, and to the extent such contribution is disallowed, the contribution shall be returned to the Employer within one year after the date of disallowance.

           ARTICLE 11 - AMENDMENT, TERMINATION OR MERGER OF THE PLAN

11.1  RIGHT TO AMEND

      The Sponsoring Employer reserves the right at any time and from time to time by action of its Board (or, to the extent permitted by resolution of such Board, by action of a Committee or a duly authorized officer of the Sponsoring Employer) to modify or amend the Plan by an instrument in writing, provided, however, that no such modification or amendment shall be made which would:

      (a) Increase the duties or liabilities of the Committees or Trustee without their written consent;

      (b) Decrease a Participant's account balance or eliminate an optional form of payment with respect to benefits accrued as of the later of
            (i) the date such amendment is adopted, or (ii) the date the amendment becomes effective;

      (c) Cause or permit any portion of the Trust Fund to revert to or become the property of an Employer, except as required to pay taxes or administrative expenses, or as provided in Sections 10.3 or 11.2;

      (d) Cause any portion of the Trust Fund to be used for purposes other than the exclusive benefit of Participants and their Beneficiaries; or

      (e) Adversely affect the qualification of the Plan under Section 401(a) of the Code;

      unless such modification or amendment is necessary or appropriate to enable the Plan or Trust Fund to qualify under Section 401(a) of the Code, or to retain for the Plan or Trust Fund its qualified status.


11.2  RIGHT TO TERMINATE

      The Plan may be terminated at any time by resolution of the Board provided that no such action shall permit any part of the assets of the Trust Fund, whether principal or income, to revert to the Employer or to be used for or diverted to purposes other than for the exclusive benefit of
      Participants  and  their  Beneficiaries  until all  liabilities,  fixed or contingent, under the Plan with respect to such Participants and Beneficiaries shall have been liquidated in full.


11.3  TERMINATION OF TRUST

      (a)   If the  Plan is  terminated,  the  Total  Accounts  of all  affected
            Participants shall be non-forfeitable. The Trust Fund shall be revalued as of the date the remaining assets are to be distributed, and the then current value of all Total Accounts, adjusted to reflect the expenses of termination, to the extent such expenses are not paid by the Employer, shall be distributed in the manner described in Article 8 (but without requiring the written consent of affected Participants).

            If a "successor plan" within the meaning of Income Tax Regulation 1.401(k)-(d)(3) is established or maintained, distribution shall not be made until a Participant's actual separation from service (within the meaning of Section 401(k)(2)(B) of the Code).

            Until all Total Accounts are fully distributed, any remaining Total Accounts held in the Trust Fund shall continue to be adjusted in accordance with the provisions of Article 5, and to reflect the expenses of termination.

      (b) In the event of the partial termination of the Plan, the Total Accounts of all affected Participants shall be nonforfeitable and the provisions of paragraph (a) above shall apply with respect to such Participants' Total Accounts.


11.4  DISCONTINUANCE OF CONTRIBUTIONS

      Any Employer may at any time, by resolution of its board of directors, completely discontinue its participation in and contributions under the Plan. If such Employer completely discontinues its contributions under the Plan, either by resolution of its board of directors or for any other reason, the amounts credited to the Total Accounts of all affected Participants (other than Participants who, in connection with the discontinuance of Employer contributions, transfer employment to an
      Employer which continues to contribute under the Plan) shall be nonforfeitable.


11.5  MERGER OF PLANS

      Subject to the provisions of this Section, the Plan may be amended to provide for the merger of the Plan with, or a transfer of all or part of its assets to, any other qualified plan within the meaning of Section 401(a) of the Code. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in this Plan shall be entitled to a benefit immediately after such merger, consolidation, or transfer equal to or greater than the benefit the Participant would have received (including optional benefit forms and benefits that are protected under Section 411(d)(6) of the Code) if the Plan had been terminated immediately prior to the merger, consolidation, or transfer.

                        ARTICLE 12 - GENERAL PROVISIONS

12.1  FILINGS WITH THE EMPLOYEE BENEFITS ADMINISTRATION COMMITTEE

      For all purposes of the Plan, any designation or change of Beneficiary, distribution election, or other form or document required under the Plan shall become effective only upon receipt by the EBAC of such designation, change or election, or other form or document.


12.2  STATEMENTS OF ACCOUNTS

      The EBAC shall cause to be furnished to each Participant, no less frequently than once in each Plan Year, a statement showing the value of his or her Total Account invested in each investment fund and the vested portion of his or her Total Account.


12.3  NONALIENABILITY OF BENEFITS

      No benefit which shall be payable out of the Trust Fund to any person (including a Participant or his or her Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt, either voluntarily or involuntarily, to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

      In the event a Participant's benefits are garnished or attached by order of any court, the EBAC may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

      Notwithstanding the foregoing, the EBAC shall recognize and honor any judgment, decree, or order entered under a state's domestic relations law which the Committee determines to be a Qualified Domestic Relations Order in accordance with the procedures and requirements of Section 8.4.


12.4  NO CONTRACT OF EMPLOYMENT

      All benefits created by the Plan constitute a voluntary act on the part of the Employer and are not to be deemed or construed to be a part of any contract of employment, or as giving any person any enforceable right against the Employer, except as provided by ERISA. The Trust Fund shall be the sole source of all benefits provided for in the Plan. The Employer does not guarantee the Trust Fund against any loss or depreciation in value. Neither the action of the Employer in establishing the Plan nor any action hereafter taken by the Employer or by any committees in connection with the Plan shall be construed as giving to any Participant a right to be retained in the service of the Employer or any right or claim to any benefit under the Plan except as expressly provided in the Plan.


12.5  LIMITATIONS ON CONTRIBUTIONS

      (a) The maximum annual addition that may be contributed or allocated to a Participant's accounts under this Plan, all other defined contribution plans, all individual medical accounts (as defined in Section 415(1)(2) of the Code) which are part of a defined benefit plan, and all separate accounts for post-retirement medical benefits of key employees (as defined in Section 419A(d)(3) of the Code) under a welfare benefit and (as defined in Section 419(e) of the Code), maintained by all Employers and Affiliated Employers for any Limitation Year shall not exceed the lesser of (i) or (ii) below:

            (i) $30,000 (or, if greater, 25% of the defined benefit dollar limitation in effect under Section, 415 (b)(1)(A) of the Code for the Limitation Year), or

            (ii) 25% of the Participant's "Section 415 Compensation" (as defined in paragraph (b) below) for such Limitation Year.

      (b) The term "Section 415 Compensation" means wages, salaries, and fees for professional services and other amounts received from the Employer and all Affiliated Employers during the Limitation Year (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent such amounts are includable in gross income, including, but not limited to, overtime pay, tips, bonuses, commissions to paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, fringe benefits, reimbursements, and expense allowances, and excluding the following:

            (i) effective only for Plan Years prior to January 1, 1998, amounts contributed by the Employer or Affiliated Employer on behalf of the Employee pursuant to a salary deferral agreement under this Plan or any other cash or deferred arrangement described in Section 401(k) of the Code, to any salary reduction agreement pursuant to a cafeteria plan established under Section 125 of the Code, or to any other plan of deferred compensation, and which are not includable in the Employee's gross income for the taxable year in which contributed, or any distributions from a plan of deferred compensation.

            (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

            (iii) amounts realized with respect to the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

            (iv) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are excludable from the Employee's gross income).

      For  purposes  of  applying  the  limitations  of this  Section,  the term
      "Section 4l5 Compensation" means the compensation actually paid or includable in the Employee's gross income for the Limitation Year.

      (c) For purposes of the Plan, an annual addition consists of the amounts allocated to a Participant's accounts during the Limitation Year that constitute:

            (i)    Employer   contributions  and  forfeitures   allocable  to  a
                   Participant under all plans (or portions thereof) maintained by the Employer subject to Section 4l5(c) of the Code;

            (ii) the Participant's employee contributions under all such plans (or portions thereof); and

            (iii) amounts allocated to an individual medical account (as defined in Section 415(l)(2) of the Code) under a pension or annuity plan maintained by the Employer, or amounts derived from contributions paid or accrued in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee (as defined in Section 419(A)(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer.

            Any  excess  amount  applied  under   paragraph  (d)  below  in  the
            Limitation Year to reduce Employer Contributions shall be considered annual additions for such Limitation Year.

            A Participant's employee contributions as described in clause (ii) above shall be determined without regard to any rollover contributions, any employee contributions transferred directly from another plan qualified under Section 401(a) of the Code, any loan repayments, or any prior distributions repaid upon the exercise of buy-back rights.

            Employer and employee contributions taken into account as annual additions shall include "excess contributions" as defined in Section 401(k)(8)(B) of the Code, "excess aggregate contributions" as defined in Section 401(m)(6)(B) of the Code, and "excess deferrals" as defined in Section 402(g) of the Code, regardless of whether such amounts are distributed, recharacterized or forfeited, unless such amounts constitute "excess deferrals" that were distributed to the Participant no later than April 15 of the taxable year following the taxable year of the Participant in which such deferrals were made.

      (d) In the event a Participant's total annual additions for a Limitation Year exceed the limitations of paragraph (a) above, Employer Contributions otherwise required with respect to such Participants under Article 4 shall be reduced to the extent necessary to comply with the limitations of paragraph (a) above. If such reduction is not effected in time to prevent such allocations for any Limitation Year from exceeding the limitations of paragraph (a), such excess amount shall, if permissible under Income Tax Regulation 1.415-6(b)(6)(iv), be distributed to the Participant. If such excess amount is not distributed, it shall be used to reduce Employer Contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year, if necessary, provided that if the Participant is not covered by the Plan at the end of the current Limitation Year, the portion exceeding the limitation set forth in paragraph (a) above shall be held unallocated in a suspense account for such Limitation Year, and shall be reallocated in the next Limitation Year to the accounts of other Participants to the extent such allocations do not exceed the limitations of paragraph (a) above.

            All amounts held in the suspense account shall be used to reduce future Employer Contributions for all remaining Participants in succeeding Limitation Years (subject to the limitations of paragraph
            (a) above) before any Employer Matching Contributions, or Before-Tax Contributions, which would constitute annual additions may be made to the Plan for the Limitation Year.

            If a suspense account is in existence at any time during a Limitation Year, it will participate in the allocation of the Trust Fund's investment gains or losses

            Upon termination of the Plan, any unallocated amounts remaining in a suspense account shall be allocated to the extent possible under this Section for the Limitation Year of termination. Any amount remaining in such suspense account upon termination of the Plan shall be returned to the Employer, notwithstanding any other provision of the Plan or trust agreement.

      (e) For Plan Years commencing prior to January 1, 2000, if the Employer maintains, or at any time maintained a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction (as described below) for any Limitation Year shall not exceed 1.0.

            The DEFINED BENEFIT PLAN FRACTION for any Limitation Year is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 1.25 times the dollar limit determined under Sections 415(b) and 415(d) of the Code for the Limitation Year, or 1.4 times

            100% of the Participant's highest average annual Section 415 Compensation (including any adjustments under Section 415(b) of the Code) for any three consecutive years.

            The DEFINED CONTRIBUTION PLAN FRACTION for any Limitation Year is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans (whether or not terminated) maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in
            Section 415(1)(2) of the Code) maintained by the Employer, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The aggregate amount in any Limitation Year is the lesser of 1.25 times the dollar limitation determined under Sections 415(b) and 415(d) of the Code in effect under Section 415(c)(1)(A) of the Code, or 35% of the Participant's Section 415 Compensation for such Limitation Year.

            For purposes of calculating the numerator in the defined contribution plan fraction, a Participant's after payroll deduction contributions made before 1987, if any, shall be taken into account to the extent such contributions exceed the lesser of:

            (i) 6% of the Participant's Section 415 Compensation for the Limitation Year, or

            (ii) 50% of the amount of such payroll deduction contributions for the Limitation Year.

            Any adjustment necessary to comply with the limitations of this paragraph (e) shall be made in the Participant's benefit payable under the relevant defined benefit plan; but under no circumstances may the accrued benefit of a Participant in a defined benefit plan decrease as a result of a Plan amendment to change the combined plan limits.

      (f) For purposes of this Section, the Employer and all Affiliated Employers shall be considered one employer, and the limitations shall be applicable to the total benefits received from the Employer and all Affiliated Employers. Furthermore, in determining who is an Affiliated Employer for this purpose, the phrase "more than 50%" shall be substituted for "at least 80%" each place it appears in
            Section 1563(a)(i) of the Code.

12.6 NONDISCRIMINATION LIMITATIONS ON PARTICIPANT CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS

      (a) For purposes of this Section, the following terms shall have the meaning indicated below:

            (i) "ACTUAL DEFERRAL PERCENTAGE" means the average (expressed as a percentage) of the deferral percentages of Eligible Employees in a group. An Eligible Employee's deferral percentage is equal to the ratio (expressed as a percentage) of the Employee's Before-Tax Contributions (including Before-Tax Contributions returned to the Employee pursuant to
                   Section 3.5(c) but excluding Before-Tax Contributions returned to the Employee pursuant to Section 12.5(d)) and any Qualified Matching Contributions or Qualified Nonelective Contributions contributed to the Trust Fund in the Plan Year to the Eligible Employee's Compensation for that Plan Year. The individual ratios and the percentages for any groups of individuals shall be calculated to the nearest one-hundredth of one percent (.01%).

            (ii) "ACTUAL CONTRIBUTION PERCENTAGE" means the average (expressed as a percentage) of the contribution percentages of Eligible Employees in a group. An Eligible Employee's contribution percentage is equal to the ratio of the Employer Matching Contributions (other than Qualified Matching Contributions) and any Qualified Nonelective Contributions contributed to the Trust Fund in the Plan Year to the Eligible Employee's Compensation for that Plan Year. The individual ratios and the percentages for any groups of individuals shall be calculated to the nearest one-hundredth of one percent (.01%).

            (iii) "ELIGIBLE EMPLOYEE" means any Employee of the Employer who, during the Plan Year, is eligible to make Before-Tax Contributions in accordance with the provision of Section
                   3.1, or who is eligible to receive Employer Matching Contributions in accordance with the provisions of Section
                   4.1. An individual shall be treated as an Eligible Employee for a Plan Year if he or she so qualifies for any part of the Plan Year, and whether or not his or her right to share in Before-Tax Contributions has been suspended under Section
                   7.2. For Plan Years beginning on January 1, 1999, Employees with less than one year of Service shall be disregarded.

            (iv) "COMPENSATION" means the Employee's Section 415 Compensation (as defined in Section 12.5(b)) but not in excess of the limit under Section 401(a)(17) of the Code, and including any amounts contributed by the Employer or an Affiliated Employer on behalf of the Employee pursuant to a salary deferral agreement under this Plan (or any other cash or deferred arrangement described in Section 401(k) of the Code) or a salary reduction agreement pursuant to a cafeteria plan established under
                   Section 125 of the Code, or toward the purchase of an annuity described in Section 403(b) of the Code.

                   Notwithstanding the foregoing, in determining the amount of Compensation to be taken into account for purposes of this Section, the Employer may limit the period used to determine an Employee's Compensation for the Plan Year to the portion of the Plan Year in which the Employee was an Eligible Employee (as defined in subparagraph (iii) above), provided that this limit is applied uniformly to all Eligible Employees with respect to such Plan Year.

            (v) "QUALIFIED MATCHING CONTRIBUTIONS" means Employer Matching Contributions that are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made and that are taken into account in determining the Actual Deferral Percentage of Eligible Employees who are Nonhighly Compensated Employees in the Plan Year being tested.

            (vi) "QUALIFIED NONELECTIVE CONTRIBUTIONS" means the special contributions made by the Employer to the Plan that are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made and that are designated by the Employer to be taken into account in determining the Actual Deferral Percentage and/or Actual Contribution Percentage, whichever is applicable, of Eligible Employees who are Nonhighly Compensated Employees in the Plan Year being tested.

      (b) For Plan Years commencing prior to January 1, 1997, for purposes of determining the Actual Deferral Percentage and Actual Contribution Percentage of an Eligible Employee who is a Five Percent Owner or one of the ten most Highly Compensated Employees, and, for purposes of his or her excess contributions and excess aggregate contributions, if any, the Compensation, Before-Tax Contributions and Employer Matching Contributions of such Employee shall include the Compensation, Employee Contributions, and Employer Matching Contributions for the Plan Year of his or her family members. For this purpose, the term "family member" means such Employee's Spouse and lineal ascendants and descendants, and the spouses of such lineal ascendants and descendants. Family members shall be disregarded in determining the Actual Deferral Percentage and Actual Contribution Percentage for Eligible Employees who are not Five Percent Owners or among the ten most Highly Compensated Employees.

      (c) If more than one plan providing for a cash or deferred arrangement, or for matching contributions, or employee contributions (within the meaning of Sections 401(k) and 401(m) of the Code) is maintained by the Employer or an Affiliated Employer, then the individual ratios of any Highly Compensated Employee who participates in more than one such plan or arrangement shall, for purposes of determining the individual's Actual Contribution Percentage and Actual Deferral Percentage, be determined as if all such arrangements were a single plan or arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, plans that are mandatorily disaggregated pursuant to regulations under Section 401(k) of the Code shall not be aggregated for purposes of this paragraph but shall be treated as separate plans.

      (d) In the event that this Plan satisfies the requirements of Sections 401(a)(4) and 410(b) of the Code only if aggregated with one or more other plans, and all such plans have the same Plan Year, then this Section shall be applied by determining the Actual Deferral Percentage, and Actual Contribution Percentage of Eligible Employees as if all such plans were a single plan.

      (e) In accordance with the nondiscrimination requirements of Section 401(k) of the Code, the EBAC shall establish a Compensation Deferral Limit with respect to Before-Tax Contributions credited to a Participant's Total Account during a Plan Year and may adjust such deferral limit (in accordance with paragraph (g)(i) below) from time to time during the Plan Year in order to satisfy one of the following tests:

            (i) The Actual Deferral Percentage of the group of Eligible Employees who are Highly Compensated Employees for the current Plan Year shall not exceed the applicable Actual Deferral Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees multiplied by 1.25.

            (ii) The Actual Deferral Percentage of the group of Eligible Employees who are Highly Compensated Employees for the current Plan Year shall not exceed the applicable Actual Deferral Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees multiplied by two, provided that the Actual Deferral Percentage for such Highly Compensated Employees is not more than two percentage points higher than the applicable Actual Deferral Percentage for such Nonhighly Compensated Employees.

      (f) In accordance with the nondiscrimination requirements of Section 401(m) of the Code, the EBAC shall establish a Contribution
            Percentage Limit with respect to Employer Matching Contributions credited to a Participant's Total Account during each Plan Year and may adjust such percentage limit (in accordance with paragraph
            (g)(i) below) from time to time during the Plan Year in order to satisfy one of the following tests:

            (i) The Actual Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees for the current Plan Year shall not exceed the applicable Actual Contribution Percentage of the group of

                   Eligible Employees who are Nonhighly Compensated Employees multiplied by 1.25.

            (ii) The Actual Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees for the current Plan Year shall not exceed the applicable Actual Contribution Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees, multiplied by two, provided that the Actual Contribution Percentage for such Highly Compensated Employees is not more than two percentage points higher than the applicable Actual Contribution Percentage for such Nonhighly Compensated Employees.

      (g) The EBAC may take the following actions to assure compliance with the nondiscrimination limitations of Section 401(k) and/or Section 401(m) of the Code:

            (i)    If the average percentages described in paragraphs (e) and/or
                   (f) above applicable to the group of Eligible Employees who are Highly Compensated Employees are expected to exceed the maximum average percentage necessary to comply with the rules described in said paragraphs, the EBAC may direct that the Actual Deferral Percentage and/or the Actual Contribution Percentage, as the case may be, for each member of such group of Highly Compensated Employees be reduced, prospectively only.

            (ii)   If the average percentages described in paragraphs (e) and/or
                   (f) above applicable to the group of Eligible Employees who are Highly Compensated Employees exceed the maximum average percentage necessary to comply with the rules described in said paragraphs, the EBAC shall direct the successive reductions of the highest individual Actual Deferral Percentage and/or Actual Contribution Percentage attributable to one or more members of such group of Highly Compensated Employees beginning with the Highly Compensated Employee whose Actual Deferral Percentage or Actual Contribution Percentage, as the case may be, is the highest or for Plan Years commencing on or after January 1, 1997, beginning with the Highly Compensated Employee with the highest dollar amounts, until the average percentage for such group of Highly Compensated Employees does not exceed the applicable limit.

            For Plan Years commencing prior to January 1, 1997, the reduction of a Highly Compensated Employee's Actual Deferral Percentage and/or Actual Contribution Percentage shall be made in accordance with the following procedure:

            FIRST, if a Highly Compensated Employee's Actual Deferral Percentage for the Plan Year exceeds the limit described in paragraph (e) above, his or her Actual Deferral Percentage shall be reduced by returning to him or her all (or a portion) of the amount contributed for such Plan Year in excess of such limit.

            Any amounts to be returned shall first be reduced, but not below zero, by any excess deferrals contributed for the Plan Year and previously returned to the Employee in the taxable year ending with or within that Plan Year pursuant to Section 3.5.

            The reduction of excess contributions shall be made by first reducing the Participant's Supplemental Before-Tax Contributions and, if that is insufficient, by reducing his or her Basic Before-Tax Contributions.

            SECOND, in the case of a Participant to whom Basic Before-Tax Contributions are returned, the amount of his or her Employer Matching Contributions shall be reduced by distributing to the Participant his or her vested Employer Matching Contributions that were attributable to such Basic Before-Tax Contribution.

            THIRD,  if  a  Highly  Compensated  Employee's  Actual  Contribution
            Percentage for the Plan Year exceeds the limit described in paragraph (f) above, his or her Actual Contribution Percentage shall be reduced by returning to him or her the amount contributed for such Plan Year in excess of such limit.

            The  reduction of excess  aggregate  contributions  shall be made by
            reducing  the  amount  of  the   Participant's   Employer   Matching
            Contributions.

            For Plan Years commencing on or after January 1, 1997, the reduction of a Highly Compensated Employee's contributions shall be made in accordance with the Code.

            Contributions which are returned, or distributed shall be adjusted for allocable gains and losses for the Plan Year with respect to which the contributions were made in accordance with the method described below for such contributions.

            ALLOCATING INCOME TO EXCESS CONTRIBUTIONS. Excess contributions shall be adjusted for allocable gains or losses for the Plan Year in which such excess contributions arose by multiplying the gains or losses credited to the Participant's Employer Matching Contribution Account (and, if applicable, his or her Qualified Matching Contribution Account and Qualified Nonelective Contribution Account) for such Plan Year by a fraction, the numerator of which is the Participant's excess contributions for the Plan Year, and the denominator of which is the sum of (i) the balance in the Participant's Employer Matching Contribution Account (and, if applicable, his or her Qualified Matching Contribution Account and Qualified Nonelective Contribution Account) as of the beginning of the Plan Year, and (ii) the amount of Employer Matching Contributions (and, if applicable Qualified Matching Contributions and Qualified Nonelective Contributions) credited to the Participant's Total Account for the Plan Year.

            ALLOCATING INCOME TO EXCESS AGGREGATE CONTRIBUTIONS. Excess aggregate contributions shall be adjusted for allocable gains or losses for the Plan Year in which such excess aggregate contributions arose by multiplying the gains or losses credited to the Participant's Employer Matching Contribution Account (and, if applicable, his or her Qualified Nonelective Contribution Account) for such Plan Year by a fraction, the numerator of which is the Participant's excess aggregate contributions for the Plan Year, and the denominator of which is the sum of (i) the balance in the Participant's Employer Matching Contribution Account (and, if applicable, his or her Qualified Nonelective Contribution Account) as of the beginning of the Plan Year, and (ii) the amount of Employer Matching Contributions (and, if applicable, Qualified Nonelective Contributions) credited to the Participant's Total Account for the Plan Year.

            Excess contributions and excess aggregate contributions (and income allowable thereto) shall be returned, distributed, or, if applicable, forfeited, not later than the last day of the Plan Year following the close of the Plan Year in which such excess arose. Excess contributions shall be allocated to Participants who are subject to the family aggregation rules of Section 413(q)(6) of the Code in the manner prescribed by applicable regulations.

      (h) In addition to the actions described in paragraph (g) above, the Employer may take the following actions to assure compliance with the nondiscrimination limitations of Section 401(k) and/or Section 401(m) of the Code:

            (i) QUALIFIED MATCHING CONTRIBUTIONS. If for a Plan Year the average percentage described in paragraph (e) above, applicable to the group of Eligible Employees who are Highly Compensated Employees exceeds the maximum average percentage necessary to comply with the rules described in said paragraph, the Employer may, in its sole discretion, make a Qualified Matching Contribution (as defined in paragraph
                   (a)(v) above) to the Qualified Matching Contribution Accounts of one or more members of the group of Participants who are Nonhighly Compensated Employees and who made Basic Before-Tax Contributions during such Plan Year (beginning with the Participant who has the smallest Compensation for the Plan
                   Year) so that the average percentage for the group of Highly Compensated Employees does not exceed the applicable limit. Qualified Matching Contributions shall be allocated to each eligible Participant in the same proportion as the Participant's Basic Before-Tax Contributions for the Plan Year bears to the Basic Before-Tax Contributions of all eligible Participants. Amounts credited to the Nonhighly Compensated Employee's Qualified Matching Contribution Account shall be fully and immediately vested when made and shall be subject to the restrictions on distributions described in Section 8.11(a).

            (ii) QUALIFIED NONELECTIVE CONTRIBUTIONS. If for a Plan Year the average percentages described in paragraphs (e) and/or (f) above, applicable to the group of Eligible Employees who are Highly Compensated Employees exceeds the maximum average percentage necessary to comply with the rules described in said paragraphs, the Employer may, in its sole discretion, make a Qualified Nonelective Contribution (as defined in paragraph (a)(vi) above) to the Qualified Nonelective Contribution Accounts of one or more members of the group of Participants who are Nonhighly Compensated Employees during such Plan Year (beginning with the Participant who has the smallest Compensation for the Plan Year) so that the average percentage for the group of Highly Compensated Employees does not exceed the applicable limit. Qualified Nonelective Contributions shall be allocated to each eligible Participant in the same proportion as the Participant's Compensation for the Plan Year bears to the total Compensation for the Plan Year of all eligible Participants. Amounts credited to a Participant's Qualified Nonelective Contribution Account shall be fully and immediately vested when made and shall be subject to the restrictions on distributions described in
                   Section 8.11(a). Qualified Nonelective Contributions used to satisfy the Actual Deferral Percentage Test may not be used to satisfy the Actual Contribution Percentage Test.

            Qualified Matching Contributions or Qualified Nonelective Contributions shall not be treated as Before-Tax Contributions for purposes of satisfying the Actual Deferral Percentage test described in paragraph (e) above, unless such contributions satisfy the requirements of Income Tax Regulation 1.401(k)-l(b)(5) which are incorporated herein by this reference. Qualified Nonelective Contributions shall not be treated as Employer Matching Contributions for purposes of satisfying the Actual Contribution
            Percentage test described in paragraph (f) above, unless such contributions satisfy the requirements of Income Tax Regulation 1.401(m)-l(b)(5) which are incorporated herein by this reference.

            If more than one plan providing for a cash or deferred arrangement, or for matching contributions, or employee contributions is maintained by the Employer or an Affiliated Employer, and such plans are aggregated for purposes of determining the Actual Deferral Percentages and Actual Contribution Percentages of Eligible Employees for a Plan Year, Qualified Matching Contributions and Qualified Nonelective Contributions shall not be taken into account for purposes of satisfying the Actual Deferral Percentage test or the Actual Contribution Percentage test unless all such plans have the same Plan Year.

            Qualified Matching Contributions and Qualified Nonelective Contributions shall be paid to the Trust Fund not later than the last day of the Plan Year following the Plan Year to which such contributions relate and shall be made in accordance with Income Tax Regulations prescribed under Section 401(k) and Section 401(m) of the Code (including regulations for satisfying the provisions of Section 401(a)(4) and Section 410(b) of the Code).

            (i) For purposes of this Section, the "aggregate limit" for any Plan Year shall mean a percentage equal to the greater of (i) or (ii) below:

                  (i)   The percentage equal to the sum of (A) and (B) below:

                        (A)   125% of the greater of:

                              (1) The applicable Actual Deferral Percentage for Eligible Employees who are Nonhighly Compensated Employees, or

                              (2)   The    applicable    Actual     Contribution
                                    Percentage of such Eligible Employees, and

                        (B) 2% plus the lesser of (A)(1) or (A)(2) above. In no event, however, shall this percentage exceed 200% of the lesser of (A)(1) or (A)(2) above.

                  (ii)  The percentage equal to the sum of (A) and (B) below:

                        (A)   125% of the lesser of:

                              (1) The applicable Actual Deferral Percentage for Eligible Employees who are Nonhighly Compensated Employees, or

                              (2)   The    applicable    Actual     Contribution
                                    Percentage of such Eligible Employees, and

                        (B) 2% of the greater of (A)(1) or (A)(2) above. In no event, however, shall this percentage exceed 200% of the greater of (A)(1) or (A)(2) above.

            The   "aggregate   limit"  shall  be   calculated   to  the  nearest
            one-hundredth of one percent (.01%).

            The "aggregate limit" shall be applied to reduce allocations otherwise permissible for a Plan Year if after application of paragraph (g) above (and, if applicable paragraph (h) above), the sum of the average percentages described in paragraphs (e) and (f) above applicable to the group of Eligible Employees who are Highly Compensated Employees exceeds the "aggregate limit" for such Plan Year.

            The "aggregate limit" shall not apply to reduce allocations otherwise permissible for a Plan Year unless the Actual Deferral Percentage and the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year each exceed 125% of the corresponding applicable percentages determined for Eligible Employees who are Nonhighly Compensated Employees.

            The reduction of the Actual Contribution Percentage and/or Actual Deferral Percentage of the group of Eligible Employees who are Highly Compensated

            Employees shall be applied to those Highly Compensated Employees who are eligible to make Before-Tax Contributions or are eligible to receive Employer Matching Contributions. Reductions shall be made in the manner described in paragraph (g) above to the extent necessary to comply with the aggregate limit, except that the reductions shall be applied first to reduce Actual Contribution Percentages and then, if necessary, to reduce Actual Deferral Percentages.


12.7  TOP HEAVY PROVISIONS

      (a) For purposes of this Section, the following terms shall have the meanings indicated below:

            (i) "KEY EMPLOYEE" means any employee or former employee (including any deceased employee) of the Employer or an Affiliated Employer who at any time during the Plan Year containing the Determination Date for the Plan Year in question, or any of the four preceding Plan Years is:

                  (A) An officer of the Employer or an Affiliated Employer, if such individual received Annual Compensation (as defined in subparagraph (ii) below) of more than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. No more than 50 employees (or, if fewer, the greater of 3 employees or 10% of the employees) shall be treated as officers (exclusive of employees described in Section 414(q)(8) of the Code).

                  (B) One of the 10 employees owning or considered as owning (within the meaning of Section 416(i) of the Code) both more than a 1/2 percent ownership interest and one of the ten largest ownership interests in the Employer or an Affiliated Employer, if such employee's Annual Compensation (as defined in subparagraph (ii) below) exceeds 100% of the maximum annual limit under Section 415(c)(1)(A) of the Code.

                  (C) A 5% owner of the Employer or an Affiliated Employer. A "5% owner" means a person owning (or considered as owning, within the meaning of Section 416(i) of the
                        Code) more than 5% of the outstanding stock of the Employer or an Affiliated Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer or Affiliated Employer (or having more than 5% of the capital or profits interest in any Employer or Affiliated Employer that is not a corporation determined under similar principles).

                  (D) A 1% owner of the Employer or an Affiliated Employer having Annual Compensation (as defined in subparagraph
                        (ii) below) of more than $150,000. A "1% owner" means any person who would be described in paragraph (a)(1)(C) above if " 1% " were substituted for "5% " in each place where it appears in paragraph (a)(1)(C).

                  A Key Employee shall be determined in accordance with the provisions of Section 416(i) of the Code.

            (ii) "ANNUAL COMPENSATION" means Section 415 Compensation (as defined in Section 12.5(b)) but including any amounts contributed on behalf of the Employee by an Employer or an Affiliated Employer pursuant to a salary deferral agreement under the Plan (or any other cash or deferred arrangement described in Section 401(k) of the Code) or a salary reduction agreement pursuant to a cafeteria plan established under
                  Section 125 of the Code, or toward the purchase of an annuity described in Section 403(b) of the Code.

            (iii) "DETERMINATION  DATE" means the last day of the preceding Plan
                  Year, except that for the first Plan Year the Determination Date is the last day of that Plan Year.

            (iv)  "AGGREGATION GROUP" means either:

                  (A) A "REQUIRED AGGREGATION GROUP". In determining a Required Aggregation Group hereunder, each qualified plan of the Employer or an Affiliated Employer in which a Key Employee participates and each other qualified plan of the Employer or an Affiliated Employer (including terminated plans within the five-year period ending on the Determination Date) which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a) or 410 of the Code will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                        Solely for purposes of determining if the Plan or any other plan in the Required Aggregation Group is a top heavy plan for a Plan Year, the accrued benefits of Non-Key Employees shall be determined under the method, if any, which is uniformly applied for accrual purposes under all defined benefit plans maintained by the Employer or Affiliated Employers or, if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

                  (B) A "PERMISSIVE AGGREGATION GROUP". The Committee may also include any other qualified plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Sections 401(a)(4) and 410 of the Code. Such group shall be known as a Permissive Aggregation Group.

                  In no event shall this Plan be considered a top heavy plan if it is part of a Required Aggregation Group or a Permissive Aggregation Group that is not a top heavy group.

                  Only those plans of the Employer or Affiliated Employers in which the determination dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy plans.

            (v) "NON-KEY EMPLOYEE" means an employee who is not a Key Employee, including any employee who is a former Key Employee.

            (vi) "VALUATION DATE" means the date used to calculate the value of account balances or accrued benefits for purposes of determining the top heavy ratio specified in paragraph (b) below.

                  For purposes of this Plan, the Valuation Date shall be the Determination Date. For each other plan, the Valuation Date shall be, subject to Section 416 of the Code, the most recent Valuation Date which falls within or ends within the twelve consecutive months ending on the applicable determination date for such plan.

            (vii) "EMPLOYEE",  "FORMER  EMPLOYEE",  "KEY  EMPLOYEE" and "NON-KEY
                  EMPLOYEE"  shall  also  include   Beneficiaries   of  such  an
                  employee.

      (b) TOP HEAVY PLAN. The Plan shall be deemed a Top Heavy Plan for a Plan Year if, as of a Valuation Date the sum of the account balances of Key Employees under this Plan and all other defined contribution plans in the Aggregation Group, and the present value of accrued benefits of Key Employees under all defined benefit plans in the Aggregation Group exceeds 60% of the sum of the account balances of all Participants under this Plan and all other defined contribution plans in the Aggregation Group and the present value of accrued benefits of all Participants under all defined benefit plans in the Aggregation Group (but excluding Participants who are former Key Employees).

            For purposes of this test, the following rules shall apply:

            (i) Subject to paragraph (ii) below, any part of an account balance distributed from this Plan or any other plan in the Aggregation Group, and any accrued benefit distributed from any other plan in the Aggregation Group during the five Plan Years ending on the Determination Date shall be taken into consideration.

            (ii) The accounts of all former employees who have not been credited with at least one Hour of Service during the period of five years ending on the Determination Date shall be disregarded, provided, however, that if such former Employee again completes an Hour of Service with the Employer after such five year period, such former Employee's accounts shall be taken into consideration.

            (iii) If an  Employee  is a  Non-Key  Employee  for  the  Plan  Year
                  containing the Determination Date, but such individual was a Key Employee during any previous Plan Year, the value of his or her accounts shall not be taken into consideration.

            (iv) The determination of account balances under all defined contribution plans in the Aggregation Group shall be increased for contributions due as of the Determination Date to the extent required under Section 416 of the Code.

            (v) The determination of the present value of accrued benefits under all defined benefit plans in the Aggregation Group shall be based on the interest rate and mortality table specified in the qualified defined benefit plan for salaried employees maintained by the Sponsoring Employer.

            (vi) Distributions, rollovers and trust to trust transfers shall be taken into consideration to the extent required under Section 416 of the Code.

            (vii) "Deductible  employee  contributions"  (within  the meaning of
                  Section 501(c) (18)(D) of the Code) contributed to any plan in the Aggregation Group shall not be taken into consideration.

            The calculation of the top heavy ratio shall be made in accordance with the provisions of Section 416 of the Code.

      (c) Notwithstanding any other provision of the Plan to the contrary, for any Plan Year in which the Plan is deemed to be a top heavy plan, the following provision shall apply:

            (i) Minimum Contribution. The Employer shall make a minimum contribution for each Participant who is a Non-Key Employee and who is employed by the Employer or an Affiliated Employer on the last day of the Plan Year as follows:

                  (A) If the Participant is also a participant in a defined benefit plan or another defined contribution plan sponsored by the Employer or an Affiliated Employer which provides a top heavy minimum benefit, then the minimum contribution to this Plan is 0%.

                  (B) If the Participant is also a participant in a defined benefit plan or another defined contribution plan sponsored by the Employer or an Affiliated Employer which provides a top heavy minimum benefit offset by the minimum benefit under this Plan, or if the Participant is not a participant in any other defined benefit plan or defined contribution plan sponsored by the Employer or an Affiliated Employer, then the minimum contribution to this Plan is the lesser of:

                        (1) 3% of the Participant's Section 415 Compensation (as defined in Section 12.5(b)) for such Plan Year, or

                        (2) The largest percentage of Employer Contributions, as a percentage of Section 415 Compensation (as defined in Section 12.5(b)), allocated to the Total Account of any Key Employee for such Plan
                              Year, provided no Key Employee is allocated an amount in excess of 3% of his or her Section 415 Compensation (as defined in Section 12.5(b) but including amounts of deferred compensation not currently includable in income for Federal income tax purposes for such Plan Year).

                  For purposes of this paragraph (c)(i), Participants shall also include Eligible Employees who have waived participation in this Plan.

      (d) In any Plan Year in which the Plan is a Top Heavy Plan, but not a super top heavy plan (substituting 90% for 60% in paragraph (b) above), Section 12.5(e) shall be applied by substituting "1.0" for "1.25", unless subparagraph (c)(ii)(B)(1) above is amended to substitute "4% " for "3% therein.

      (e) In any Plan Year in which the Plan is a Super Top Heavy Plan (substituting 90% for 60% in paragraph (b) above), the factor of "1.25" shall be changed to "1.0" in Section 12.5(e).

      (f) In any Plan Year that the Plan ceases to be a Top Heavy Plan, the above provisions shall no longer apply, except that the portion of a Participant's Employer Matching Contribution Account and Participation Plan Account which was vested pursuant to paragraph
            (c)(i) above shall remain vested.

      (g) The minimum allocation provisions of paragraph (c)(ii) above shall, to the extent necessary, be satisfied by special contributions made by the Employer for that purpose. Neither Before-Tax Contributions nor Employer Matching Contributions shall be taken into account in satisfying the minimum allocation provisions of paragraph (c)(ii) above.

      (h) Employer contributions for a Non-Key Employee that are taken into account to meet the minimum allocation requirements of this Section shall be disregarded in applying the provisions of Section 12.6.

      (i) The provisions of paragraph (c) above shall not apply to any Employee included in a unit of Employees covered by a collective bargaining agreement if, within the meaning of Section 416(i)(4) of the Code, retirement benefits were the subject of good faith bargaining.


12.8  PARTICIPATING EMPLOYERS

      (a) Any Affiliated Employer may adopt this Plan with the approval of the Board. Upon so adopting the Plan, the Affiliated Employer shall become a Participating Employer hereunder and shall come within the meaning of Employer for all purposes of the Plan.

      (b) If all or substantially all of the assets or shares of stock of any other company or business in the United States is acquired, and if such other company or business becomes a Participating Employer hereunder, the Board (or such committee as it may appoint), may authorize that the Plan shall take into account for eligibility or vesting purposes, or both, an Eligible Employee's service with such acquired company or business for any period prior to the date on which such other company or business was acquired.

      (c) A Participating Employer may discontinue or revoke its participation in the Plan with respect to its Eligible Employees. At the time of discontinuance or revocation, the Committee may authorize the Trustee to transfer, deliver, and assign vested Trust Fund assets attributable for die Participants employed by such Participating Employer to a new trustee as shall have been designated by the Participating Employer, in the event that it has established a separate qualified plan for its employees. If a separate qualified plan is not established, the Trustee shall retain such assets for the benefit of the Participants employed by such Participating Employer. In no event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Participants employed by such Participating Employer and their Beneficiaries.


12.9  GOVERNING LAW

      The Plan and Trust shall be construed, administered, and enforced in accordance with ERISA and the laws of the Commonwealth of Massachusetts (or such other state of competent jurisdiction) to the extent such laws are not inconsistent with or preempted by ERISA.

IN WITNESS WHEREOF, this Plan is effective the first day of October 1996.

Date this 3rd day of August, 1998.


WITNESS:                                      EBAC:


/s/ Bonnie Cook                               /s/ Philip S. Taymor
----------------------------------            ----------------------------------
                                              Philip S. Taymor
                                              Senior Vice President,
                                                Finance & Administration,
                                                Chief Financial Officer,
                                                Treasurer & Assistant Secretary


/s/ Bonnie Cook                               /s/ Thomas W. Feller
----------------------------------            ----------------------------------
                                              Thomas W. Feller
                                              Senior Vice President, Operations


/s/ Bonnie Cook                               /s/ Brian K. Mazar
----------------------------------            ----------------------------------
                                              Brian K. Mazar
                                              Vice President, Human Resources &
                                                Investor Relations